SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Tableau Software, Inc.

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TABLEAU SOFTWARE, INC.

837 North 34th Street, Suite 200

Seattle, Washington 98103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 12, 2016

Dear Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (Annual Meeting) of Tableau Software, Inc., a Delaware corporation. The Annual Meeting will be held on Thursday, May 12, 2016 at 11:00 a.m. local time at Lake Washington Rowing Club, 910 North Northlake Way, Seattle, Washington 98103 for the following purposes:

1.	To elect the two nominees for director named herein to the Board of Directors to hold office until our 2019 Annual Meeting of Stockholders.

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

3.

To approve our 2013 Equity Incentive Plan, as amended, to (i) set limits on the total value of equity and cash compensation that may be paid to our non-employee directors during any one calendar year and (ii) permit us to grant awards under the 2013 Equity Incentive Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the accompanying proxy statement.

Only stockholders of record of Tableau Class A and/or Class B common stock as of the close of business on March 18, 2016 (the Record Date) are entitled to vote at the Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Thursday, May 12, 2016 at 11:00 a.m. local time at Lake Washington Rowing Club,

910 North Northlake Way, Seattle, Washington 98103.

The proxy statement and annual report to stockholders are available at

www.proxyvote.com.

By Order of the Board of Directors

Keenan Conder

Vice President, General Counsel and Corporate Secretary

Seattle, Washington

March 31, 2016

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible by using the telephone or Internet or, if you received a proxy card by mail, by completing and returning the proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, on the printed proxy card you may receive in the mail and in the accompanying proxy statement.

TABLEAU SOFTWARE, INC.

837 North 34th Street, Suite 200

Seattle, Washington 98103

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

May 12, 2016

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

The Board of Directors of Tableau Software, Inc. (also referred to as Tableau, the Company, we, us, our, ours and similar terms in this proxy statement) is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders (Annual Meeting), including at any adjournments or postponements of the meeting.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

We have elected to provide access to our proxy materials over the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, we are mailing the Notice of Internet Availability of Proxy Materials (Notice), which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy, including on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

We intend to mail the Notice on or about March 31, 2016 to all stockholders of record entitled to vote at the Annual Meeting. We may send you a proxy card, along with a second Notice, on or after April 10, 2016.

How do I attend the Annual Meeting?

The meeting will be held on Thursday, May 12, 2016 at 11:00 a.m. local time at Lake Washington Rowing Club, 910 North Northlake Way, Seattle, Washington 98103. Information on how to vote in person at the meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 18, 2016 (the Record Date) will be entitled to vote at the meeting. On the Record Date, there were 55,045,930 shares of Class A common stock and 19,323,479 shares of Class B common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 18, 2016 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy over the telephone, through the Internet or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 18, 2016 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

1.	Election of two directors;

2.	Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement;

3.	Approval of our 2013 Equity Incentive Plan, as amended; and

4.	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For your advisory vote on the compensation of our named executive officers, the approval of our 2013 Equity Incentive Plan, as amended, and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy over the telephone, through the Internet, or by using a proxy card that you may request or that we may elect to deliver at a later time, or you may vote in person at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 11, 2016 to be counted.

•

To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your Internet vote must be received by 11:59 p.m., Eastern Time on May 11, 2016 to be counted.

•

To vote using the proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote in person, come to the Annual Meeting and request a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting is being provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A common stock and ten votes for each share of Class B common stock you owned as of March 18, 2016. The Class A common stock and Class B common stock will vote together as a single class on all proposals described in this proxy statement.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, through the Internet, by completing the proxy card that may be delivered to you or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (NYSE), deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation), material revisions to equity compensation plans and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal Nos. 1, 2 and 3 without your instructions, but may vote your shares on Proposal No. 4, even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, “For” the advisory approval of named executive officer compensation, “For” the approval of our 2013 Equity Incentive Plan, as amended, and “For” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 837 North 34th Street, Suite 200, Seattle, Washington 98103.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 1, 2016 to our Corporate Secretary at 837 North 34th Street, Suite 200, Seattle, Washington 98103, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (also referred to as the Exchange Act); provided, however, that if our 2017 Annual Meeting of Stockholders is held before April 12, 2017 or after June 11, 2017, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2017 Annual Meeting of Stockholders. If you wish to submit a proposal (including a director nomination) at the 2017 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, the proposal must be received by our Corporate Secretary not later than the close of business on February 11, 2017 nor earlier than the close of business on January 12, 2017; provided, however, that if our 2017 Annual Meeting of Stockholders is held before April 12, 2017 or after June 11, 2017, then the proposal must be received not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count:

•	for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and

•	with respect to other proposals, votes “For” and “Against,” abstentions and broker non-votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions or Withhold Votes	Effect of Broker Non-Votes
1	Election of Directors	The two nominees receiving the most “For” votes will be elected	None	None

2	Advisory approval of the compensation of the Company’s named executive officers	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

3	Approval of the Company’s 2013 Equity Incentive Plan, as amended	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

4	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if shares representing a majority of the aggregate voting power of shares of Class A common stock and Class B common stock (voting together as a single class) entitled to vote are present at the Annual Meeting in person or represented by proxy. On the March 18, 2016 record date, there were 55,045,930 shares of Class A common stock and 19,323,479 shares of Class B common stock outstanding and entitled to vote. Thus, the holders of shares representing an aggregate of 124,140,361 votes must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of shares representing a majority of the voting power present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board presently has eight members, divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

We invite, but do not require, our directors and nominees for director to attend the Annual Meeting. Two of our directors attended the 2015 Annual Meeting of Stockholders.

The following table sets forth information with respect to our directors, including the two nominees for election at the Annual Meeting, as of March 18, 2016:

Name	Age	Director since	Principal Occupation/ Position held with the Company
Class III Directors—Nominees for Election at the Annual Meeting
Christian Chabot	44	Jan. 2003	Co-founder, Chief Executive Officer and Chairman of the Board of Directors of Tableau
Christopher Stolte	43	Jan. 2003	Co-founder and Chief Development Officer of Tableau

Class I Directors—Continuing in Office until the 2017 Annual Meeting
Elliott Jurgensen, Jr.	71	Sept. 2012	Director of Tableau
John McAdam	65	Dec. 2012	President, Chief Executive Officer and Director of F5 Networks, Inc.
Brooke Seawell	68	Nov. 2011	Venture Partner, New Enterprise Associates

Class II Directors—Continuing in Office until the 2018 Annual Meeting
Forest Baskett	72	Aug. 2008	General Partner, New Enterprise Associates
Billy Bosworth	46	May 2015	Chief Executive Officer, DataStax
Patrick Hanrahan	60	Jan. 2003	Co-founder and Chief Scientist of Tableau

Each of the nominees listed below was recommended for election by the Nominating and Corporate Governance Committee of the Board of Directors. Mr. Chabot and Dr. Stolte are currently directors of the Company and were elected to the Board prior to our initial public offering pursuant to the provisions of a voting agreement entered into by certain of our stockholders—including our founders, Mr. Chabot, Dr. Stolte and Dr. Hanrahan, and entities affiliated with New Enterprise Associates (also referred to as NEA) and Meritech Capital Partners—that terminated upon the completion of our initial public offering in 2013.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee instead will be voted for the election of a substitute nominee proposed by Tableau. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2019 Annual Meeting

Christian Chabot is one of our co-founders and has served as our Chief Executive Officer and Chairman of our Board since our inception in 2003. Prior to joining us, Mr. Chabot served as an Associate Partner at Softbank Venture Capital, a venture capital firm. Prior to Softbank, Mr. Chabot was the President and co-founder of BeeLine LLC, a visualization software company. He holds an M.B.A. from Stanford University, an M.Sc. from the University of Sussex and a B.S. from Stanford University. Mr. Chabot was chosen to serve on our Board because he is a co-founder, a significant stockholder and our Chief Executive Officer.

Christopher Stolte is one of our co-founders and has served as a member of our Board since our inception in 2003. Dr. Stolte has served as our Chief Development Officer since May 2010, and prior to that served as our Vice President of Engineering. Prior to joining us, Dr. Stolte was the Chief Technology Officer and co-founder of BeeLine LLC. Dr. Stolte holds a Ph.D. in Computer Science from Stanford University and a B.S. from Simon Fraser University. Dr. Stolte was chosen to serve on our Board because he is a co-founder, a significant stockholder and, as our Chief Development Officer, has a deep understanding of our products and technology.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office until the 2017 Annual Meeting

Elliott Jurgensen, Jr. has served as a member of our Board since September 2012. Mr. Jurgensen retired from KPMG LLP, an international public accounting firm, in January 2003 after 32 years, including 23 years as an audit partner. During his public accounting career at KPMG, he held a number of leadership positions, including Managing Partner of the Bellevue, Washington office from 1982 to 1991 and Managing Partner of the Seattle, Washington office from 1993 to 2002. Mr. Jurgensen currently serves on the board of BSquare Corporation. Mr. Jurgensen has a B.S. from California State University, San Jose. Mr. Jurgensen was chosen to serve on our Board due to his substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing publicly-traded companies and a deep understanding of accounting principles and financial reporting rules and regulations. He also brings professional service expertise, technology industry experience, experience as a public company board member, and sales and marketing experience at KPMG.

John McAdam has served as a member of our Board since December 2012 and as our lead independent director since May 2015. Mr. McAdam has served as the President and Chief Executive Officer and a member of the board of directors of F5 Networks, Inc., a provider of application delivery networking technology, since July 2000 (with the exception of the period of July 1, 2015 to December 13, 2015, when he served as F5’s non-executive Board Chairman). Prior to joining F5 Networks, Mr. McAdam served as General Manager of the Web server sales business at IBM from September 1999 to July 2000. From January 1995 until August 1999, Mr. McAdam served as the President and Chief Operating Officer of Sequent Computer Systems, Inc., a manufacturer of high-end open systems, which was sold to IBM in September 1999. Mr. McAdam also serves on the boards of two private technology companies. Mr. McAdam holds a B.S. from the University of Glasgow, Scotland. Mr. McAdam was chosen to serve on our Board due to his experience in the technology industry, and in particular, his experience managing F5 Networks through a period of high growth.

Brooke Seawell has served as a member of our Board since November 2011. Mr. Seawell has been a Venture Partner with NEA, a venture capital firm, since January 2005. Prior to joining NEA, Mr. Seawell was a Partner with Technology Crossover Ventures, a venture capital firm, from February 2000 to December 2004. Mr. Seawell also served as Executive Vice President of NetDynamics Inc., an application server software company that was acquired by Sun Microsystems, Inc., from 1997 to 1998, and Senior Vice President, Finance and Operations and Chief Financial Officer of Synopsys, an electronic design automation software company, from 1991 to 1997. Mr. Seawell previously served as Vice President, Finance and Production and Chief Financial Officer of Weitek Corporation, a fabless semiconductor company, from 1983 to 1991, and co-founder and Chief Financial Officer of Southwall Technologies, Inc., a complex thin film coatings company, from 1979 to 1983. Mr. Seawell currently serves on the boards of NVIDIA Corporation and various private technology companies. Mr. Seawell also is a member of the Stanford University Athletic Board and previously served on the Management Board of the Stanford Graduate School of Business. Mr. Seawell holds an M.B.A. from Stanford University and a B.A. from Stanford University. Mr. Seawell was chosen to serve on our Board due to his more than 30 years of experience in technology finance and operations, including having served as the chief financial officer of two public companies, his experience in the venture capital industry and his experience as a director of high technology companies.

Directors Continuing in Office until the 2018 Annual Meeting

Forest Baskett has served as a member of our Board since August 2008. Dr. Baskett has been a General Partner with NEA, since 2004, where he focuses on information and energy technology investments. Dr. Baskett joined NEA in 1999. From 1986 to 1999, Dr. Baskett served as Chief Technology Officer and Senior Vice President, Research and Development of Silicon Graphics Inc. Prior to joining Silicon Graphics, he founded and directed the Western Research Laboratory of Digital Equipment Corporation from 1982 to 1986, and was a professor of Computer Science and Electrical Engineering at Stanford University from 1971 to 1982. Dr. Baskett also serves on the boards of various private technology companies. Dr. Baskett holds a Ph.D. in Computer Science from the University of Texas at Austin and a B.A. from Rice University. He is also a member of the National Academy of Engineering. Dr. Baskett was chosen to serve on our Board due to his extensive experience with a wide range of technology companies and the venture capital industry.

Billy Bosworth has served as a member of our Board since May 2015. Mr. Bosworth has served as the President and Chief Executive Officer and as a member of the board of DataStax, Inc., a provider of open-source and big-data database technology, since May 2011. Prior to joining DataStax, Mr. Bosworth held positions at Quest Software, a provider of systems management software, from June 2005 to May 2011, where his most recent role was Vice President and General Manager of the database business unit. Mr. Bosworth holds a B.S. in Information Science and Data Processing from the University of Louisville. Mr. Bosworth was chosen to serve on our Board due to his experience in the database industry, and in particular, his extensive background in product management and development.

Patrick Hanrahan has served as our Chief Scientist and as a member of our Board since our inception in 2003. Dr. Hanrahan is also currently the CANON Professor of Computer Science and Electrical Engineering at Stanford University, where he teaches computer graphics and is researching visualization, image synthesis, and graphics systems and architectures. Dr. Hanrahan is a part-time employee of Tableau, with approximately 20% of his professional time currently dedicated to Tableau. Prior to joining us, Dr. Hanrahan served as senior scientist at Pixar Animation Studios. Prior to joining Stanford, Dr. Hanrahan was an Associate Professor at Princeton University. Dr. Hanrahan holds a Ph.D. in Biophysics and a B.S. from the University of Wisconsin—Madison. Dr. Hanrahan was chosen to serve on our Board because he is a co-founder, a significant stockholder and, as our Chief Scientist, has a deep understanding of our products and technology.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes the interests our investors have in the compensation of our named executive officers. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission (also referred to as the SEC).

At the 2015 Annual Meeting of Stockholders, the stockholders overwhelmingly approved the advisory vote regarding the compensation of our named executive officers, with over 99% of the total votes cast voting in favor of the proposal. Based on these results, the Compensation Committee continued many of the executive compensation philosophies, programs and practices that help us achieve the objectives of our executive compensation programs and earn stockholder support by providing compensation packages to our executive officers that are:

•	competitive;

•	reward achievement;

•	drive development of a successful and growing business; and

•	align the interests of our executive officers with our stockholders through equity ownership in Tableau.

In addition, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers every year. After consideration of the voting results, the Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year we are again asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

The Compensation Committee of the Board periodically reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation programs, with its balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards that vest over four years) reward sustained performance that is aligned with long-term stockholder interests.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in this proxy statement for the 2016 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion, and other related disclosure by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, the result will not be binding on the Board or Compensation Committee. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. The Board and the Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Advisory approval of this proposal requires the vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL NO. 3

APPROVAL OF THE AMENDED TABLEAU SOFTWARE, INC. 2013 EQUITY INCENTIVE PLAN

Overview

We are asking our stockholders in this Proposal 3 to approve our 2013 Equity Incentive Plan, as amended by our Board in January 2016, in order to (i) set limits on the total value of equity and cash compensation that may be paid to any of our non-employee directors during any one calendar year, and (ii) permit us to grant awards under our 2013 Equity Incentive Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (Code). We also refer to our 2013 Equity Incentive Plan, as amended by our Board in January 2016, as the “Amended 2013 Plan” throughout this proxy statement.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to approve the Amended 2013 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Reasons to Approve the Amended 2013 Plan

Our 2013 Equity Incentive Plan was originally approved by our Board in February 2013 and our stockholders in March 2013, in connection with our initial public offering. In January 2016, based on the recommendations of our Compensation Committee, our Board adopted the Amended 2013 Plan, subject to stockholder approval, to (i) revise the permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the Amended 2013 Plan to reflect the elimination of the concept of “extraordinary items” from the generally accepted accounting principles (GAAP) method of accounting and (ii) provide that the maximum number of shares of Class A common stock subject to stock awards granted during a single calendar year to any non-employee director under the Amended 2013 Plan, taken together with any cash fees paid to such non-employee director during such calendar year for services on the Board, will not exceed $915,000 in total value.

Our Board adopted a limit on director compensation in order to place a reasonable limit on the aggregate amount of equity and cash compensation that may be awarded to any one non-employee director during any one calendar year. In setting such a limit, our Board considered the effectiveness and reasonableness of the equity and cash compensation that we offer to our non-employee directors along with industry benchmarks in consultation with Radford, its independent compensation consultant. We believe that such a limit allows us to stay within reasonable bounds of what the market requires in a competitive environment, while also placing meaningful restrictions on the amount of compensation that may be awarded to our non-employee directors.

Approval of the Amended 2013 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards under the Amended 2013 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1,000,000. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation and we believe that it is in the best interests of us and our stockholders to grant “performance-based compensation” under Section 162(m) pursuant to the Amended 2013 Plan. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested or exercisable). These terms must be approved by stockholders and, accordingly, our stockholders are requested to approve the Amended 2013 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the Amended 2013 Plan.

Description of General Plan Terms

The material terms and provisions of the Amended 2013 Plan are summarized below. This summary, however, does not purport to be a complete description of the Amended 2013 Plan. The following summary of the Amended 2013 Plan is qualified in its entirety by reference to the complete text of the Amended 2013 Plan, a copy of which is included as an appendix to this proxy statement.

Purpose

The Amended 2013 Plan will allow us to utilize a broad array of equity and performance cash incentives to secure and retain the services of our employees, consultants and directors, and provides long-term incentives that align the interests of such individuals with the interests of our stockholders.

Award Types

The terms of the Amended 2013 Plan provide for the grant of incentive stock options, nonstatutory stock options, restricted stock unit awards (also referred to as RSUs), stock appreciation rights, restricted stock awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Eligibility

All of our employees, non-employee directors and consultants are eligible to participate in the Amended 2013 Plan. Incentive stock options may be granted only to our employees (including officers) but all of our employees, non-employee directors and consultants may be granted all other types of awards. As of March 18, 2016, we had a total of approximately 3,100 employees, approximately 50 consultants and 5 non-employee directors who would be eligible to be granted awards from the Amended 2013 Plan.

Share Reserve

The aggregate number of shares of our Class A common stock that may be issued pursuant to stock awards under the Amended 2013 Plan was initially 26,473,282 shares, which includes (1) the number of shares of Class B common stock reserved for issuance under our 2004 Equity Incentive Plan (referred to as the 2004 Plan) at the time the 2013 Plan became effective and (2) the maximum number of shares subject to stock options or other stock awards granted under our 2004 Plan that may be returned to our 2004 Plan, such as upon the expiration or termination of a stock award prior to vesting. The number of shares of our Class A common stock reserved for issuance under the Amended 2013 Plan automatically increases on January 1 of each year, for ten years, by 5.00% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board, with the first such automatic increase occurring on January 1, 2014. An aggregate of 10,263,567 new shares was added to the share reserve of the Amended 2013 Plan pursuant to automatic increases that occurred on January 1, 2014, January 1, 2015 and January 1, 2016.

If a stock award granted under the Amended 2013 Plan expires or otherwise terminates without all of the shares covered by such stock award having been issued, or is settled in cash, the shares of our Class A common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the Amended 2013 Plan. In addition, the following types of shares under the Amended 2013 Plan may become available for the grant of new stock awards under the Amended 2013 Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; and (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the Amended 2013 Plan may be previously unissued shares or reacquired shares bought by us on the open market. As of March 18, 2016, there are approximately 7,609,264 shares of our Class A common stock reserved for issuance under the Amended 2013 Plan, and 7,445,073 shares of our Class A common stock subject to outstanding awards granted under the Amended 2013 Plan. As of March 18, 2016, the closing price of our Class A common stock as reported on the NYSE was $44.03 per share.

Incentive Stock Option Limit

The aggregate maximum number of shares of Class A common stock that may be issued pursuant to the exercise of incentive stock options granted under the Amended 2013 Plan is 100,000,000 shares of our Class A common stock.

Section 162(m) Limits

No person may be granted stock awards covering more than 750,000 shares of our Class A common stock under our Amended 2013 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 750,000 shares or a performance cash award having a maximum value in excess of $750,000. If a performance stock award is in the form of a stock option, it will count only against the performance stock award limit. If a performance stock award could (but is not required to) be paid out in cash, it will count only against the performance stock award limit. Such limitations are designed to help assure that following stockholder approval of the Amended 2013 Plan, any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered executive officer imposed by Section 162(m) of the Code.

Non-Employee Director Compensation Limit

The maximum number of shares subject to stock awards granted during a single calendar year to any non-employee director under the Amended 2013 Plan, taken together with any cash fees paid to such non-employee director during such calendar year for services on the Board, will not exceed $915,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes). The Amended 2013 Plan does permit the Board to make exceptions to this limit for individual non-employee directors in extraordinary circumstances (for example, to compensate such individual for interim service in the capacity of an officer of the Company), as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.

Administration

Our Board or a duly authorized committee thereof has the authority to administer the Amended 2013 Plan. Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of Class A common stock to be subject to such stock awards. Subject to the terms of the Amended 2013 Plan, our Board or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under our Amended 2013 Plan. Subject to the terms of our Amended 2013 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under GAAP, with the consent of any adversely affected participant.

Stock Options

Incentive and nonstatutory stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the Amended 2013 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our Class A common stock on the date of grant. Options granted under the Amended 2013 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the Amended 2013 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of Class A common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our Class A common stock previously owned by the optionholder, (4) a net exercise of the option if it is nonstatutory stock option, and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise an option following the optionholder’s death.

Tax Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of our Class A common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as nonstatutory stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the incentive stock option does not exceed five years from the date of grant.

Restricted Stock Unit Awards

RSUs are granted pursuant to award agreements adopted by the plan administrator. RSUs may be granted in consideration for any form of legal consideration, including no consideration. RSUs may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by RSUs. Except as otherwise provided in the applicable award agreement, RSUs that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our Class A common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount in stock, cash, in any combination of the two, or any other form of consideration as determined by the plan administrator and set form the in a stock appreciation grant agreement equal to (1) the excess of the per share fair market value of our Class A common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of Class A common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the Amended 2013 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the Amended 2013 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation rights for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Restricted Stock Awards

Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) past services rendered to us or our affiliates, or (3) any other form of legal consideration, including future services. Class A common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option or forfeiture in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested will be forfeited or be subject to repurchase upon the participant’s cessation of continuous service for any reason.

Performance Awards

The Amended 2013 Plan allows us to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee, except that our Board also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, our Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), our Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2013 Plan and described below. As soon as administratively practicable following the end of the performance period, our Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the Amended 2013 Plan will be based on any one or more of the following performance criteria: (1) profit before tax; (2) billings; (3) revenue; (4) net revenue; (5) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (6) operating income; (7) operating margin; (8) operating profit; (9) controllable operating profit, or net operating profit; (10) net profit; (11) gross margin; (12) operating expenses or operating expenses as a percentage of revenue; (13) net income; (14) earnings per share; (15) total stockholder return; (16) market share; (17) return on assets or net assets; (18) our stock price; (19) growth in stockholder value relative to a pre-determined index; (20) return on equity; (21) return on invested capital; (22) cash flow (including free cash flow or operating cash flows); (23) cash conversion cycle; (24) economic value added; (25) individual confidential business objectives; (26) contract awards or backlog; (27) overhead or other expense reduction; (28) credit rating; (29) strategic plan development and implementation; (30) succession plan development and implementation; (31) improvement in workforce diversity; (32) customer indicators; (33) new product invention or innovation; (34) attainment of research and development milestones; (35) improvements in productivity; and (36) bookings.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the plan administrator (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to exclude the effects of changes to GAAP; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the dilutive effects of acquisitions or joint ventures; (6) to assume that any divested business achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (7) to exclude the effect of any change in our outstanding shares of Class A common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to Class A common stockholders other than regular cash dividends; (8) to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; (9) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under GAAP; (10) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under GAAP; and (11) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles. The performance goals may differ from participant to participant and from award to award. In addition, our Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the stock award agreement or the written terms of a performance cash award.

Other Stock Awards

The plan administrator may grant other awards based in whole or in part by reference to our Class A common stock including the appreciation in value of the stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Clawback/Recovery

Stock awards granted under the Amended 2013 Plan will be subject to recoupment in accordance with any clawback policy we may be required to adopt pursuant to applicable law and listing requirements. In addition, our Board may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended 2013 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of incentive stock options, (4) the class and maximum number of shares subject to stock awards that can be granted in a calendar year (as established under the Amended 2013 Plan pursuant to Section 162(m) of the Code) and (5) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Dissolution or Liquidation

If the Company dissolves or liquidates, all outstanding stock awards (other than fully vested stock awards and outstanding shares of our Class A common stock not subject to a forfeiture condition or our right of repurchase) will terminate immediately prior to the dissolution or liquidation, and we may repurchase the shares of our Class A common stock subject to repurchase rights notwithstanding the fact that the recipient is not providing continuous service. Our Board may provide, in its discretion, that some or all of the outstanding stock awards will become fully vested, exercisable, and/or no longer subject to repurchase or forfeiture prior to the dissolution or liquidation but contingent on its completion.

Corporate Transactions

In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards, contingent upon the closing or completion of the corporate transaction:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•

accelerate the vesting of the stock award and the period during which the stock award is exercisable to a date prior to the effective time of the corporate transaction as determined by the plan administrator (or if the plan administrator does not determine such a date, to the date that is five days prior to the effective time of the corporate transaction) and arrange for the stock award to terminate if not exercised at or prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as the plan administrator may deem appropriate; or

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment in such form as determined by the plan administrator equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner. Our plan administrator may take different actions with respect to the vested and unvested portions of a stock award.

In the absence of any affirmative determination by the Board at the time of a corporate transaction, each outstanding stock award will be assumed or an equivalent stock award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the stock award or to substitute an equivalent stock award, in which case such stock award will terminate upon the consummation of the transaction.

Under the Amended 2013 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our Class A common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Under the Amended 2013 Plan, a change in control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (3) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our consolidated assets; or (4) when a majority of the Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the members of our Board or their approved successors.

Amendment and Termination

The plan administrator has the authority to amend, suspend, or terminate our Amended 2013 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No incentive stock options may be granted after the tenth anniversary of the date our Board adopted our Amended 2013 Plan.

U.S. Federal Income Tax Information

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2013 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Incentive Stock Options

The Amended 2013 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionholder holds a share received on exercise of an incentive stock option for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the optionholder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the incentive stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the incentive stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Restricted Stock Unit Awards

Generally, the recipient of RSUs will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our Class A common stock received over any amount paid by the recipient in exchange for the shares of our Class A common stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from RSUs will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount, if any, paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Potential Limitation on Company Deductions.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

Below is a summary of the material conditions under which certain equity awards qualify as performance-based compensation that is exempt from the $1,000,000 deduction limitation in accordance with Section 162(m) of the Code:

•

Stock Options and Stock Appreciation Rights. Compensation paid to covered employees that is attributable to stock options and stock appreciation rights may qualify as performance-based compensation if (i) such awards are granted by a Compensation Committee or committee of our Board comprised solely of “outside directors,” (ii) the Amended 2013 Plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by our stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

•

Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards and Performance Cash Awards. Compensation paid to covered employees that is attributable to restricted stock awards, RSUs, performance equity awards, and performance cash awards may qualify as performance-based compensation, provided that: (i) the award is granted by a Compensation Committee comprised solely of “outside directors,” (ii) the award is granted (or vests) only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the grant or vesting of the award that the performance goal has been satisfied, and (iv) stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

New Plan Benefits

The Amended 2013 Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the Amended 2013 Plan. However, as discussed in further detail in the section entitled “Director Compensation” below, each of our current non-employee directors, other than Dr. Baskett due to his affiliation with NEA, is entitled to receive an RSU grant every year on the date of our annual meeting of stockholders for the number of shares of our Class A common stock equal to $225,000 divided by the 45-day trailing average closing sales price of our Class A common stock. As of the date of the Annual Meeting, such awards will be granted under the Amended 2013 Plan. The following table summarizes the RSU grants that our current non-employee directors as a group will receive if they remain a director following our Annual Meeting.

Name and position	Dollar value	Number of shares
Christian Chabot	—	—
Chief Executive Officer and Chairman
Thomas Walker	—	—
Chief Financial Officer
Kelly Wright	—	—
Executive Vice President, Sales
Elissa Fink	—	—
Chief Marketing Officer
Keenan Conder	—	—
Vice President, General Counsel and Corporate Secretary
All current executive officers as a group (6 persons)	—	—
All current directors who are not executive officers as a group (6 persons)(1)	$900,000	—	(2)
All employees, including all current officers who are not executive officers, as a group	—	—

(1)	Dr. Baskett (due to his affiliation with NEA) and Dr. Hanrahan (an employee of Tableau) are not compensated for their services as directors and therefore are not entitled to an RSU grant.
(2)

Number of shares is not determinable because it is based on the dollar amount of the award divided by the 45-day trailing average closing sales price of our Class A common stock through the last trading day preceding the grant date. See the section entitled “Director Compensation” for more information.

Historical Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our Class A common stock subject to awards that have been granted (even if not currently outstanding) under our 2013 Equity Incentive Plan since the plan became effective through March 18, 2016. On March 18, 2016, the last reported sales price of our common stock on the NYSE was $44.03.

Name and position(1)	Number of shares subject to awards
Christian Chabot(2)	5,000
Chief Executive Officer and Chairman
Thomas Walker	59,549
Chief Financial Officer
Kelly Wright	41,874
Executive Vice President, Sales
Elissa Fink	24,921
Chief Marketing Officer
Keenan Conder	20,918
Vice President, General Counsel and Corporate Secretary
All current executive officers as a group (6 persons)(3)	157,262
All current directors who are not executive officers as a group (6 persons)	20,124
All employees, including all current officers who are not executive officers, as a group	8,826,797

(1)

No awards have been granted under the 2013 Equity Incentive Plan to any associate of any of our executive officers or directors, and no person received 5% or more of the total awards granted under the 2013 Equity Incentive Plan since its inception.

(2)	Mr. Chabot is also a nominee for election as a director.
(3)	Dr. Stolte, a nominee for election as a director, is included within this group.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since the fiscal year ended December 31, 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of shares representing a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2015 and December 31, 2014 by PricewaterhouseCoopers LLP, the Company’s principal accountant.

	Fiscal Year Ended December 31,
	2015	2014
	(in thousands)
Audit Fees(1)	$1,551	$1,465
Audit-related Fees	—	—
Tax Fees(2)	272	362
All Other Fees(3)	34	24

Total Fees	$1,857	$1,851

(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits. Audit fees for 2014 also include fees for professional services provided in connection with our March 2014 follow-on public offering that were incurred during the fiscal year ended December 31, 2014. These professional services fees included fees related to comfort letters, consents and review of documents filed with the SEC.

(2)	Tax fees for fiscal years ended December 31, 2015 and 2014 consist of fees for services related to global tax compliance.
(3)

All other fees billed for the fiscal year ended December 31, 2015 were related to XBRL review services, services in connection with the launch of the employee stock purchase plan and a licensing fee for accounting research tools. All other fees billed for the fiscal year ended December 31, 2014 were related to XBRL review services and a licensing fee for accounting research tools.

All fees described above were pre-approved by the Audit Committee.

In connection with the audit of the 2015 financial statements, the Company entered into an engagement agreement with PricewaterhouseCoopers LLP that sets forth the terms by which PricewaterhouseCoopers LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services has been delegated to our Audit Committee Chairman up to $100,000, and any such pre-approval is reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director and nominee for director. Our Board has determined that, other than Mr. Chabot and Drs. Stolte and Hanrahan, by virtue of their positions as Chief Executive Officer, Chief Development Officer and Chief Scientist, respectively, none of our directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. Accordingly, a majority of our directors are independent, as required under applicable NYSE rules. In making this determination, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Lead Independent Director

In May 2015 our Board appointed Mr. McAdam to serve as our lead independent director. Our former director, Scott Sandell, previously served as lead independent director until Mr. McAdam’s appointment. As lead independent director, Mr. McAdam presides over periodic meetings of our independent directors, serves as a liaison between our Chairman and the independent directors and performs such additional duties as our Board may otherwise determine and delegate.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets periodically with senior management responsible for the Company’s risk management, and the applicable Board committees meet periodically with the employees responsible for risk management in the committees’ respective areas of oversight. The Board as a whole and the various standing committees receive periodic reports from the head of the Company’s legal and operations groups, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Meetings of the Board of Directors

The Board met five times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of all Board and applicable committee meetings held during the portion of the last fiscal year for which he served as a director or committee member.

Board Committees

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the fiscal year ended December 31, 2015 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Mr. Christian Chabot
Dr. Christopher Stolte
Dr. Patrick Hanrahan
Dr. Forest Baskett		X
Mr. Billy Bosworth(1)		X	X
Mr. Elliott Jurgensen, Jr.	X	X*
Mr. John McAdam	X		X*
Mr. Scott Sandell(2)		X	X
Mr. Brooke Seawell	X*

*	Committee Chairperson
(1)

Mr. Bosworth was elected to serve on our Board of Directors in May 2015 and was appointed to serve as a member of the Compensation Committee and the Nominating and Governance Committee, effective with such appointment.

(2)	Mr. Sandell served on the Compensation and Nominating and Corporate Governance committees prior to stepping down from our Board in May 2015.

Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

During 2015, the Audit Committee held eight meetings. Our Audit Committee consists of Messrs. Seawell (as chairperson), Jurgensen and McAdam, each of whom satisfies the independence requirements under the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. Our Board has determined that each of Messrs. Seawell and Jurgensen is an “audit committee financial expert” within the meaning of SEC regulations. Our Board has also determined that each member of our Audit Committee has the requisite financial expertise required under the applicable requirements of the NYSE. In arriving at this determination, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The primary functions of this committee include:

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services;

•	monitoring the rotation of partners on our engagement team of our independent registered public accounting firm;

•

reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	considering and approving or disapproving of all related party transactions;

•

reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls;

•	conducting a periodic assessment of the performance of the Audit Committee and its members, and the adequacy of its charter; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at investors.tableau.com/corporate-governance.

Report of the Audit Committee(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee of the Board of Directors has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Mr. Brooke Seawell
Mr. Elliott Jurgensen, Jr.
Mr. John McAdam

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

During 2015, the Compensation Committee held two meetings. At the beginning of 2015, the Compensation Committee was composed of Mr. Jurgensen (as chairperson), Dr. Baskett and Mr. Sandell. In May 2015, Mr. Sandell stepped down from our Board and Mr. Bosworth was appointed to the committee. Our Board has determined each member of the Compensation Committee to be independent under the NYSE listing standards and the rules and regulations of the SEC, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Code. The primary functions of this committee include:

•

determining the compensation and other terms of employment of our chief executive officer and our other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	reviewing and approving the compensation of our directors;

•	administering our equity incentive plans, establishing guidelines, interpreting plan documents, selecting participants and approving grants and awards;

•	reviewing and recommending to our Board the adoption, amendment and termination of our equity incentive plans;

•	reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending to our Board its inclusion in our periodic reports to be filed with the SEC; and

•	reviewing and evaluating, periodically, the performance of the Compensation Committee and the adequacy of its charter.

The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at investors.tableau.com/corporate-governance.

Additional information regarding the Compensation Committee’s processes and procedures, including the role of compensation consultants in evaluating the amount or form of executive and director compensation, can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

During 2015, the Nominating and Corporate Governance Committee held two meetings. At the beginning of 2015, the Nominating and Corporate Governance Committee was composed of Mr. McAdam (as chairperson) and Mr. Sandell. In May 2015, Mr. Sandell stepped down from our Board and Mr. Bosworth was appointed to the committee. Our Board has determined each member of the Nominating and Corporate Governance Committee to be independent under the NYSE listing standards. The primary functions of this committee include:

•	reviewing periodically and evaluating director performance on our Board and its applicable committees and recommending to our Board and management areas for improvement;

•	reviewing and recommending to our Board any amendments to our corporate governance policies; and

•	reviewing and assessing, periodically, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.

The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at investors.tableau.com/corporate-governance.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the

Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee may use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 837 North 34th Street, Suite 200, Seattle, Washington 98103. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications With the Board of Directors

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on the Company’s website at investors.tableau.com/corporate-governance. In addition, any interested person may communicate directly with the lead independent director or the independent or non-management directors. Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues are referred to the procedures for such communications on the Company’s website at investors.tableau.com/corporate-governance.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at investors.tableau.com/corporate-governance. We intend to disclose any amendments to this code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available on the Company’s website at investors.tableau.com/corporate-governance.

Other Policies

Our insider trading policy prohibits our employees, consultants and directors from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging, inherently speculative transaction or similar transaction designed to decrease the risks associated with holding Company securities. In addition, all individuals covered by the insider trading policy, including our directors and executive officers, are prohibited from pledging Company securities as collateral for loans and may not hold Company securities in margin accounts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 18, 2016, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A common stock or Class B common stock;

•	each of our named executive officers;

•	each of our directors and nominees for director; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have or will have sole voting and investment power with respect to all shares of Class A common stock and Class B common stock shown that they beneficially own, subject to community property laws where applicable.

Our calculation of the percentage of beneficial ownership is based on 55,045,930 shares of our Class A common stock and 19,323,479 shares of our Class B common stock outstanding as of March 18, 2016. Class B common stock subject to stock options currently exercisable or exercisable within 60 days of March 18, 2016, and Class A common stock issuable upon the vesting of RSUs within 60 days of March 18, 2016, is deemed to be outstanding for computing the percentage ownership of the person holding these stock options or RSUs, and the percentage ownership of any group of which the holder is a member, but is not deemed outstanding for computing the percentage of any other person.

The table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. The address of each executive officer and director, unless otherwise indicated by footnote, is c/o Tableau Software, Inc., 837 North 34th Street, Suite 200, Seattle, Washington 98103.

	Class A Common Stock		Class B Common Stock		% of Total Voting Power†
Name of Beneficial Owner	Number of Shares	% of Total	Number of Shares	% of Total
Executive Officers, Directors and Nominees for Director:
Christian Chabot(1)	2,296	*	6,133,812	30.7%	24.1%
Christopher Stolte(1)	2,295	*	4,655,687	23.3%	18.3%
Thomas Walker(2)	55,968	*	94,041	*	*
Kelly Wright(3)	277,122	*	171,855	*	*
Elissa Fink(4)	4,767	*	241,596	1.2%	1.0%
Keenan Conder(5)	16,524	*	98,917	*	*
Forest Baskett(6)	23,178	*	1,973,240	10.2%	8.0%
Billy Bosworth(7)	903	*	1,000	*	*
Patrick Hanrahan(8)	—	—	7,663,278	39.7%	30.9%
Elliott Jurgensen, Jr.(9)	4,984	*	43,000	*	*
John McAdam(10)	5,504	*	51,250	*	*
Brooke Seawell(11)	12,322	*	20,000	*	*
All executive officers and directors as a group (12 persons)(12)	405,863	*	21,147,676	99.8%	79.4%

Other 5% Stockholders:
The Vanguard Group, Inc.(13)	3,595,738	6.5%	—	—	1.4%
Matrix Capital Management Company LP (14)	3,000,000	5.4%	—	—	1.2%

*	Represents beneficial ownership of less than 1% of the outstanding common stock.

†

Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting as a single class. Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share. The Class A common stock and Class B common stock vote together on all matters (including the election of directors) submitted to a vote of stockholders, except under limited circumstances.

(1)

Each of Mr. Chabot and Dr. Stolte ownership holdings include (i) 639,812 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 18, 2016 and (ii) 313 shares of Class A common stock issuable pursuant to RSUs within 60 days of March 18, 2016.

(2)

Includes (i) 43,026 shares of Class A common stock held by the Thomas and Katherine Walker Living Trust, for which Mr. Walker holds voting and dispositive power, (ii) 94,041 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 18, 2016 and (iii) 4,986 shares of Class A common stock issuable pursuant to RSUs within 60 days of March 18, 2016.

(3)

Includes (i) 2,150 shares of Class A common stock held by the Wright Family Irrevocable Trust, for which Ms. Wright holds voting and dispositive power, (ii) 171,855 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 18, 2016 and (iii) 3,702 shares of Class A common stock issuable pursuant to RSUs within 60 days of March 18, 2016.

(4)

Includes (i) 103,676 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 18, 2016 and (ii) 2,195 shares of Class A common stock issuable pursuant to RSUs within 60 days of March 18, 2016.

(5)

Includes (i) 98,917 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 18, 2016 and (ii) 1,817 shares of Class A common stock issuable pursuant to RSUs within 60 days of March 18, 2016.

(6)

Includes (i) 23,178 shares of Class A common stock held by the Baskett Family Trust u/a 10/12/2010, for which Dr. Baskett holds voting and dispositive power, (ii) 5,000 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 18, 2016, (iii) 1,964,192 shares of Class B common stock held by New Enterprise Associates 11, Limited Partnership (NEA 11) and (iv) 4,048 shares of Class B common stock held by NEA Ventures 2004, L.P. (Ven 2004). The shares directly held by NEA 11 are indirectly beneficially owned by NEA Partners 11, Limited Partnership (NEA Partners 11), the sole general partner of NEA 11, NEA 11 GP, LLC (NEA 11 LLC), the sole general partner of NEA Partners 11, and each of the individual Managers of NEA 11, LLC, who are M. James Barrett, Peter J. Barris, Dr. Baskett, Krishna “Kittu” Kolluri and Scott Sandell. The shares directly held by Ven 2004 are indirectly beneficially owned by J. Daniel Moore, the general partner of Ven 2004. Dr. Baskett and the indirect holders of the shares held by NEA 11 and Ven 2004 referenced in (iii) and (iv) above disclaim beneficial ownership thereof except to the extent of their actual pecuniary interest therein.

(7)

Includes (i) 1,000 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 18, 2016 and (ii) 903 shares of Class A common stock issuable pursuant to RSUs within 60 days of March 18, 2016.

(8)	Represents shares of Class B common stock held by the Patrick M. Hanrahan & Delle R. Maxwell Trust Dated 3/24/2008, for which Dr. Hanrahan holds voting and dispositive power.

(9)

Includes (i) 43,000 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 18, 2016 and (ii) 581 shares of Class A common stock issuable pursuant to RSUs within 60 days of March 18, 2016.

(10)

Includes 51,250 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 18, 2016 and 581 shares of Class A common stock issuable pursuant to RSUs within 60 days of March 18, 2016.

(11)

Includes (i) 10,000 shares of Class B common stock held by the Rosemary & A. Brooke Seawell Revocable Trust dated 12/20/09, restated 6/29/10, for which Mr. Seawell holds voting and dispositive power, (ii) 10,000 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 18, 2016 and (iii) 581 shares of Class A common stock issuable pursuant to RSUs within 60 days of March 18, 2016.

(12)

Includes (i) 1,858,363 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 18, 2016 and (ii) 15,972 shares of Class A common stock issuable pursuant to RSUs within 60 days of March 18, 2016.

(13)

Based solely on information provided in a Schedule 13G/A filed with the SEC on behalf of The Vanguard Group, Inc. on February 10, 2016, reflecting Class A common stock holdings as of December 31, 2015. According to this filing, (i) The Vanguard Group, Inc. has sole voting power with regard to 51,796 shares of Class A common stock, shared voting power with regard to 5,000 shares of Class A common stock, sole dispositive power with regard to 3,541,742 shares of Class A common stock and shared dispositive power with regard to 53,996 shares of Class A common stock, (ii) the amount reported above includes 34,896 shares of Class A common stock beneficially owned by Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of collective trust accounts, and (iii) the amount reported above includes 36,000 shares of Class A common stock beneficially owned by Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., as a result of its serving as an investment manager of Australian investment offerings. The principal business address of these entities is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(14)

Based solely on information provided in a Schedule 13G/A filed with the SEC on behalf of Matrix Capital Management Company LP and Matrix Capital Management Master Fund, LP on February 16, 2016, reflecting Class A common stock holdings as of December 31,

2015. According to this filing, (i) Matrix Capital Management Company LP has sole voting and sole dispositive power with regard to 3,000,000 shares of Class A common stock, (ii) Matrix Capital Management Master Fund, LP has sole voting and sole dispositive power with regard to 2,956,231 shares of Class A common stock, and (iii) David E. Goel has sole voting and sole dispositive power with regard to 3,000,000 shares of Class A common stock. Matrix Capital Management Company LP is the investment adviser to Matrix Capital Management Master Fund LP and other pooled vehicles. David E. Goel is the Managing General Partner of Matrix Capital Management Company LP. Matrix Capital Management Company LP, Matrix Capital Management Master Fund LP, and Mr. Goel disclaim beneficial ownership of the reported shares of Class A common stock, except to the extent of his or its pecuniary interest therein. The principal business address of Matrix Capital Management Company LP and David E. Goel is Bay Colony Corporate Center, 1000 Winter Street, Suite 4500, Waltham, MA 02451; and the principal business address of Matrix Capital Management Master Fund, LP is c/o Codan Trust Company (Cayman) Ltd., Hutchins Drive, Cricket Square, PO Box 2681. Grand Cayman KY1-1111, Cayman Islands.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for the Form 4 filed on behalf of Mr. Chabot on March 4, 2015, relating to a transaction made pursuant to his 10b5-1 plan, which was promptly filed the day after receiving notification from the broker of such trade, but was after the SEC deadline.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 18, 2016. Biographical information with regard to Mr. Chabot and Dr. Stolte is presented under “Proposal No. 1—Election of Directors” in this proxy statement.

Name	Age	Position(s)
Christian Chabot	44	Chief Executive Officer, Co-founder and Chairman of the Board
Christopher Stolte	43	Chief Development Officer, Co-founder and Director
Thomas Walker	47	Chief Financial Officer
Kelly Wright	45	Executive Vice President, Sales
Elissa Fink	52	Chief Marketing Officer
Keenan Conder	53	Vice President, General Counsel and Corporate Secretary

Thomas Walker has served as our Chief Financial Officer since July 2008 and, prior to that, served as our Vice President, Finance and Operations. Prior to joining us, Mr. Walker served as Vice President, Finance and Administration at Beacon Fire and Safety LP, which was subsequently acquired by Cintas Corporation. Mr. Walker has over 20 years of experience in software and publishing, including roles in corporate finance at Time Warner Inc. and IDG Books Worldwide, Inc., which was subsequently acquired by John Wiley & Sons, Inc. Mr. Walker holds an M.B.A. from CUNY Baruch College and a B.S. from Arizona State University.

Kelly Wright has served as our Executive Vice President, Sales since November 2010 and, prior to that, served as our Vice President of Sales and various other sales leadership positions since joining us in 2005. Prior to joining us, Ms. Wright served as Vice President of Sales at AtHoc, Inc. She holds an M.B.A. from The Wharton School at the University of Pennsylvania and a B.A. from Stanford University.

Elissa Fink has served as our Chief Marketing Officer since August 2011 and, prior to that, served as our Vice President of Marketing from August 2007 to August 2011. Prior to joining us, Ms. Fink served as Executive Vice President at IXI Corporation, which was subsequently acquired by Equifax Inc. She holds an M.B.A. in Marketing and Decision Systems from the University of Southern California and a B.A. from Santa Clara University.

Keenan Conder has served as our Vice President, General Counsel and Corporate Secretary since January 2012. Prior to joining us, Mr. Conder served as Vice President, General Counsel and Corporate Secretary of Isilon Systems, Inc., a data storage company, which was subsequently acquired by EMC Corporation, from 2007 to 2012. Mr. Conder previously served as Senior Vice President, General Counsel and Corporate Secretary of Expedia, Inc. Mr. Conder received his J.D. from Wake Forest University and holds a B.A. from the University of North Carolina at Chapel Hill.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during 2015 for:

•	Christian Chabot, our Chief Executive Officer and Chairman of our Board of Directors;

•	Thomas Walker, our Chief Financial Officer;

•	Kelly Wright, our Executive Vice President, Sales;

•	Elissa Fink, our Chief Marketing Officer; and

•	Keenan Conder, our Vice President, General Counsel and Corporate Secretary.

We refer to these executive officers collectively in this proxy statement as our named executive officers. The compensation provided to our named executive officers for 2015 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables. This section also discusses our executive compensation philosophy, objectives and design and how and why the Compensation Committee of our Board of Directors arrived at the specific compensation policies and decisions involving our executive team, including our named executive officers, during 2015.

Executive Summary

2015 Business Highlights

In the fiscal year ended December 31, 2015, we achieved several positive business results including:

•	annual revenues of $653.6 million, up 58% year over year;

•	added more than 12,500 new customer accounts, bringing our total to more than 39,000 worldwide as of December 31, 2015; and

•	expanded our international presence to support thousands of businesses in more than 150 countries, and grew our international revenue $164.3 million, up 75% year over year.

Executive Compensation Highlights

Consistent with our general compensation philosophy throughout the Company, we strive to provide a compensation package to each executive officer that is competitive, rewards achievement of our business objectives, drives the development of a successful and growing business, and aligns the interests of our executive officers with our stockholders through equity ownership in the Company. Our 2015 compensation actions and decisions reflect our financial results and business performance and our executive officers’ accomplishments that helped achieve these results and performance.

The Compensation Committee took the following actions with regard to its review and analysis of 2015 compensation for our named executive officers:

•

We reviewed, assessed and updated the prior peer group of comparable public companies, selected with the assistance of an independent compensation consultant, to inform our decision making process and assist in ensuring that our executive compensation program is positioned to be competitive and aligned with our business objectives at the current stage of the Company’s growth;

•

As a result of our overall review, including comparisons against our peer group, we increased the base salary for certain of our named executive officers and target cash incentive compensation opportunities for all of our named executive officers other than for our Chief Executive Officer who, along with our co-founder and Chief Development Officer, have historically elected to not participate in any annual bonus opportunities; and

•

We approved equity awards to our named executive officers, other than for our Chief Executive Officer, who, along with our co-founder and Chief Development Officer, have generally elected to not receive equity awards, at levels consistent with our philosophy of more heavily weighting equity ownership, to address our retention objectives and reward individual performance.

We endeavor to maintain good governance standards in our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program annually to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were either adopted or in effect during 2015:

•	Independent Compensation Committee. The Compensation Committee consists solely of independent directors and is responsible for making all executive compensation decisions.

•

Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group and a review of our compensation-related risk profile.

•

Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance and is equity-based to align the interests of our named executive officers and stockholders. Equity awards granted to our executive officers vest or are earned over four-year periods, consistent with current market practice and our retention objectives.

•

No “Single-Trigger” Change in Control Arrangements for Executive Officers. Our change in control payments and benefits for executive officers are reasonable and are based on a “double trigger”—that is, each named executive officer is eligible to receive payments and benefits in connection with a change in control of the Company only if the employment of such named executive officer terminates without cause or for good reason on or within a specified period after the change in control.

•	No Retirement Benefits. We do not provide or promise post-termination retirement or pension-type non-cash benefits for our executive officers that are not available to our employees generally.

•

Restrictions on Transactions in Our Securities. Our insider trading policy prohibits our employees from conducting, among other things, short sales, hedging of stock ownership positions and transactions in derivative securities relating to our capital stock.

Executive Compensation Philosophy, Objectives and Design

The market sector in which the Company participates is highly competitive and subject to rapidly changing technology and evolving standards and we expect competition from existing companies and new entrants to continue to intensify. To continue to grow and effectively manage our business in this dynamic environment, we must continually develop and enhance our products to stay ahead of customer needs and challenges. Our ability to compete and succeed is directly correlated to our ability to recruit, incentivize and retain skilled teams in research and development, sales, marketing, operations and other business professionals. We not only face intense competition within the software industry but also from a wider range of technology companies also competing for highly qualified personnel. Our compensation philosophy is designed to establish and maintain a compensation program that attracts and rewards talented individuals who possess the skills necessary to create long-term value for our stockholders, expand and effectively manage our business and contribute to the achievement of our strategic goals.

The key elements of our philosophy include the following:

•

Company Ownership. We believe that equity ownership by employees, including our executive officers, is a critical retention tool and equity awards also emphasize long-term results and align the interests of our employees, executive officers and stockholders.

•

Pay for Performance. Our executive compensation program is weighted towards at risk, performance-based compensation. A significant portion of our named executive officers’ compensation is at risk and dependent upon our performance or an increase in the market price of Tableau’s Class A common stock.

•

Fair, Flexible and Results-Oriented. We design our compensation structure to reward results and to drive excellence and consistency across our departmental organizations – development, sales, marketing and operations. All named executive officers (other than our Chief Executive Officer and our Executive Vice President, Sales) participate in the same broad-based incentive bonus plan as our other non-sales employees, and our Executive Vice President, Sales participates in the same broad-based commission plan as other sales employees. We also offer discretionary bonus opportunities to our non-sales named executive officers (other than our Chief Executive Officer) to reward departmental and individual performance.

Our executive compensation program has been heavily weighted towards equity. Our Compensation Committee determined that compensation in the form of equity helps to align our executives with the long-term interests of our stockholders by driving achievement of our strategic and financial goals. Prior to our becoming a public company in May 2013, our equity compensation program was largely in the form of stock option grants. Following our initial public offering, we shifted to the use of RSUs settled in shares of our Class A common stock as our primary equity vehicle for all employees, including our named executive officers. We believe that RSUs can align the interests of employees with stockholders and provide a longer-term focus through a multi-year vesting schedule, while managing dilution to existing investors and providing greater transparency and predictability to employees in the value of their compensation.

To maintain a competitive compensation program, we have also provided cash compensation in the form of base salaries and discretionary annual cash bonuses and commissions. All non-sales employees, including our non-sales named executive officers (other than Christian Chabot, our Chief Executive Officer, who historically has not participated), are eligible to receive a target cash bonus under our annual incentive bonus plan equal to 10% of their base salary based on achievement of corporate financial goals. In addition, our non-sales named executive officers are eligible to receive discretionary cash bonuses if certain threshold corporate financial goals are achieved and where the actual amount of the bonus will be determined based on the achievement of subjective departmental and individual performance criteria. Our sales professionals earn commissions based on achievement of quotas in keeping with market practices to promote revenue growth.

Compensation Decision Process

Compensation decisions for our named executive officers are determined by our Compensation Committee, with input from compensation consultants and, as appropriate, management (including our Chief Executive Officer). Our Compensation Committee reviews the compensation of our executive officers, including our named executive officers, on an annual basis to ensure the executives are properly incentivized, and makes adjustments as necessary.

In 2014, the Compensation Committee engaged Radford as an independent compensation consultant, after taking into account the six factors prescribed by the SEC and NYSE. The Compensation Committee requested that Radford:

•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals;

•	review and assess our peer group of companies to understand competitive market compensation practices;

•	review and assess our current executive officer compensation practices and equity profile relative to our peers; and

•	review and assess our Board of Directors’ compensation policy appropriate for a publicly-held company.

The Chairman of the Compensation Committee and its members also met in executive session with our Chief Executive Officer and Chief Financial Officer periodically to discuss our compensation history, philosophy, key performance metrics and strategic goals. Radford ultimately developed recommendations that were submitted to the Compensation Committee for its consideration. At the end of 2014 and the beginning of 2015, following an active dialogue with Radford and further discussions with management, the Compensation Committee ultimately made adjustments to the cash compensation for certain of our executive officers and granted RSUs to certain of our executive officers to promote executive retention and align ourselves with our peer companies in a competitive technology employment market.

Role of Compensation Committee

Pursuant to its charter, the Compensation Committee is primarily responsible for establishing, approving and adjusting compensation arrangements for our named executive officers, including our Chief Executive Officer, and for reviewing and approving corporate goals and objectives relevant to these compensation arrangements, evaluating executive performance and considering factors related to the performance of the company, including accomplishment of our long-term business and financial goals. Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. For additional information about our Compensation Committee, see the section entitled “Information Regarding the Board of Directors and Corporate Governance—Board Committees—Compensation Committee” elsewhere in this proxy statement.

The Compensation Committee has the authority to engage its own advisors to assist it in carrying out its responsibilities. The Compensation Committee has previously retained Radford to review and assess our executive employee compensation practices relative to market compensation practices and to provide market compensation data. For additional information on these engagements, see the section entitled “—Role of Compensation Consultants” below.

Role of Management

In carrying out its responsibilities, our Compensation Committee works with members of our management, including our Chief Executive Officer, Chief Financial Officer and General Counsel, and our human resources, finance, equity and legal professionals. Typically, our management assists the Compensation Committee by providing information on corporate and individual performance and management’s perspective and recommendations on compensation matters. Our Chief Executive Officer, Chief Financial Officer and General Counsel may attend meetings of the Compensation Committee to present information and answer questions. Our Chief Executive Officer may also make recommendations to the Compensation Committee regarding compensation for our executive officers other than for himself because of his daily involvement with our executive officers. Our Compensation Committee solicits and reviews our Chief Executive Officer’s recommendations as one of several factors in making compensation decisions, along with recommendations and market data obtained by compensation consultants, and the Compensation Committee’s own independent judgment. No executive officer participates directly in the final deliberations or determinations regarding his or her own compensation package.

Role of Compensation Consultants

Our Compensation Committee has the authority to retain the services and obtain the advice of external advisors, including compensation consultants, legal counsel or other advisors to assist in the evaluation of executive officer compensation. Our Compensation Committee engaged Radford in September 2014 to review our executive compensation policies and practices and to conduct an executive compensation market analysis for the fiscal year ended December 31, 2015. In September 2015, our Compensation Committee again engaged Radford to assist with our executive compensation planning for 2016, including providing data for our overall equity and incentive plan targets and an analysis of our equity usage. Based on the consideration of the various factors as set forth in the rules of the SEC, the Compensation Committee does not believe that its relationship with Radford and the work of Radford on behalf of the Compensation Committee and management has raised any conflict of interest. The Compensation Committee reviews these factors on an annual basis and receives written confirmation from its independent compensation consultants stating their belief that they remain independent compensation consultants to the Compensation Committee.

Competitive Positioning

In October 2014, our Compensation Committee determined to use the following peer group of companies that operate in the applications software, systems software, or adjacent Internet software and services markets, with similar revenues, revenue growth, business stage and market capitalization, to inform its decisions related to 2015 executive compensation:

Aspen Technology Inc.	Medidata Solutions Inc.	Splunk Inc.
athenahealth Inc.	MicroStrategy Incorporated	The Ultimate Software Group, Inc.
CommVault Systems Inc.	NetSuite Inc.	Veeva Systems Inc.
Cornerstone OnDemand Inc.	Palo Alto Networks Inc.	Workday Inc.
FireEye Inc.	Qlik Technologies Inc.	Yelp Inc.
Guidewire Software Inc.	ServiceNow Inc.	Zillow Inc.
Informatica Corporation	SolarWinds Inc.	zulily inc.

Our Compensation Committee believes that peer group comparisons are useful guidelines to measure the competitiveness of our compensation practices. However, the Compensation Committee has not adopted any formal benchmarking guidelines and maintains discretion to set levels of executive compensation above or below peer levels based upon distinguishing factors such as our internal pay equity and compensation budget, individual performance and contribution to the Company, an executive’s level of experience and responsibilities, and comparability of roles within other peer companies.

Components of Named Executive Officer Compensation

The compensation program for our named executive officers consists of:

•	base salary;

•	cash incentive compensation;

•	long-term equity compensation;

•	severance and change in control-related benefits; and

•	employee benefits and perquisites.

Each named executive officer’s compensation has been designed to provide a combination of compensation that is tied to achievement of our short- and long-term objectives. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require, and at a minimum, we expect to review our executive compensation program at least annually.

Base Salary

We provide base salaries to our named executive officers and other employees to compensate them for services rendered day-to-day during the year and provide a level of stable fixed compensation. Each named executive officer’s initial base salary was established as the result of arm’s-length negotiation with the individual at the time of hiring, and later pursuant to the Company’s annual review processes. We generally do not apply specific formulas to determine changes in base salary. Rather, our Compensation Committee oversees the review of base salaries of our named executive officers on an annual basis and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a named executive officer’s responsibilities, experience and performance, prior salary level, position (in the case of a promotion), and market conditions and overall Company performance.

In February 2015, in connection with its review of our executive compensation program, our Compensation Committee approved adjustments to the base salaries of our named executive officers that were generally at or below the 25th percentile of the comparable executive in our compensation peer group, effective as of January 1, 2015, as set forth in the table below. In lieu of a percentage salary increase for our Chief Financial Officer, we approved additional variable cash incentive compensation and long-term equity compensation. Our longer term objective is to align cash compensation for each of our named executive officers closer to the 50th percentile of our compensation peer group.

Named Executive Officer	2014 Base Salary	2015 Base Salary	Percentage Increase
Ms. Wright	$250,000	$287,500	15%
Ms. Fink	$230,000	$300,000	30%
Mr. Conder	$250,000	$275,000	10%

Variable Cash Incentive Compensation

At the end of fiscal 2014, our Board of Directors approved our operating plan for the fiscal year ended December 31, 2015, which included corporate performance objectives for the company-wide bonus opportunity and that performance objective was also used by our Compensation Committee and Chief Executive Officer in our named executive officers’ cash incentive compensation for the fiscal year ended December 31, 2015. One of our compensation objectives is to have a significant portion of each named executive officer’s compensation tied to performance. To help accomplish this objective, we provide for performance-based cash incentive opportunities for our named executive officers (other than our Chief Executive Officer). Historically, our Chief Executive Officer has elected to not participate in any annual cash bonus plans.

All non-sales employees, including our named executive officers, other than our co-founders, are eligible to receive a target cash bonus equal to 10% of their base salary under our company-wide annual incentive bonus plan based on achievement of corporate financial goals established in the Board approved operating plan. We believe this broad-based bonus plan is an important part of our corporate culture where each of the four departments—development, sales, marketing and operations—work collectively toward shared corporate goals and objectives. Historically the target financial goals have been related to bookings targets because we believe this objective is appropriately aligned with our growth strategy. In addition, our non-sales named executive officers are eligible to receive “tier 1” and “tier 2” discretionary cash bonuses if certain threshold corporate financial goals are achieved, and where the actual amount of the bonus is determined based on the achievement of subjective departmental and individual performance criteria. The Compensation Committee’s final assessment of a named executive officer’s performance under such tier 1 and tier 2 discretionary bonuses is based on a recommendation from the Chief Executive Officer as to the subjective score between 1 and 10 (10 equating to 100%), and the actual discretionary bonus is calculated by multiplying the named executive officer’s score against his or her discretionary bonus target. Our sales professionals, including Ms. Wright, earn commissions on a monthly basis based on achievement of quotas in keeping with market practices to promote revenue growth, and can also earn accelerators or higher commissions based on above-quota performances.

2015 Incentive Compensation Plans. In February 2015, our Compensation Committee adopted and approved corporate financial targets for 2015 based on bookings for our company-wide annual incentive bonus plan and as a threshold condition for eligibility for our named executive officers (with the exception of Mr. Chabot and Ms. Wright) to receive discretionary performance bonuses tied to departmental and individual objectives. These departmental and individual objectives are tied to each executive’s area of focus (for example, the legal department performance for our General Counsel), and subjectively measured on a scale of 1-10 by our Chief Executive Officer, with a rating of 10 equating to a recommendation to the Compensation Committee to approve the full amount of any discretionary bonus. Bonuses under our company-wide annual incentive bonus plan are only earned if we achieve at least 92% of the applicable corporate goal under the incentive bonus plan. For any executive officer to be eligible for any tier 1 discretionary bonus, 100% of the applicable corporate goal must be met. This target level is set to be aggressive, yet achievable with diligent effort. In addition, achievement of at least 103.5% of the corporate goal under the 2015 incentive bonus plan was necessary for eligibility to receive a tier 2 discretionary bonus. The 2015 target annual cash incentive compensation opportunities for our named executive officers, other than Mr. Chabot and Ms. Wright, are set out below and were determined based on comparable market data, additional input from our compensation consultants, as well as input from our Chief Executive Officer, with the goal of further tying compensation to performance. There is no additional upside to the total bonus opportunity, so the amounts reflected below are the maximum incentive compensation that can be achieved:

Named Executive Officer	Company-Wide Incentive Bonus Plan Opportunity	Tier 1 Discretionary Bonus Opportunity	Tier 2 Discretionary Bonus Opportunity	Total 2015 Bonus Opportunity	Total 2015 Bonus Opportunity (as a % of base salary)
Mr. Walker	$30,000	$120,000	$125,000	$275,000	92%
Ms. Fink	$30,000	$50,000	$50,000	$130,000	43%
Mr. Conder	$27,500	$47,500	$50,000	$125,000	45%

Our Compensation Committee also adopted a commission plan for Ms. Wright with target commissions equal to $287,500 (100% of her base salary) upon the achievement of certain quotas and the opportunity to exceed this target amount in the event that quotas are exceeded and certain broad based commission plan accelerators apply.

2015 Performance. We exceeded the corporate financial goals for the broad-based bonus and the tier 1 discretionary bonuses, but not the tier 2 financial goals. The tier 2 financial goal was higher than the tier 1 financial goal and designed to be aggressive, yet achievable with diligent effort. Thus, none of our named executive officers in the preceding table qualified for any portion of the tier 2 bonus. As a result, Messrs. Walker and Conder and Ms. Fink each received an incentive bonus equal to 10% of their base salary under our company-wide incentive bonus plan and were also eligible for tier 1 discretionary bonuses subject to the year-end departmental and individual assessment and proposal of the Chief Executive Officer to the Compensation Committee in regard to the individual’s performance rating. In the evaluations of the named executive officers, it was determined that the full amount of the tier 1 bonus was achieved for Messrs. Walker and Conder, and 70% was achieved by Ms. Fink, based on achievement of departmental and individual objectives.

The total annual cash incentive bonuses paid to our named executive officers other than our Chief Executive Officer and Executive Vice President, Sales for 2015 performance were as follows:

Named Executive Officer	Target Annual Incentive Compensation Opportunity	Actual Incentive Compensation	Percentage of Actual vs. Target
Mr. Walker	$275,000	$150,000	55%
Ms. Fink	$130,000	$65,000	50%
Mr. Conder	$125,000	$75,000	60%

The annual cash incentive awards earned by our named executive officers for 2015 are set forth in the Summary Compensation Table below. In accordance with SEC guidance, Ms. Wright’s commissions are reported in the “Salary” column rather than in the “Non-Equity Incentive Plan Compensation” column, even though we view her commissions as incentive compensation. As the Company exceeded its sales objectives for 2014 and 2015, under the commission plan, Ms. Wright achieved the full amount of commissions, plus various accelerators, as set forth in the Summary Compensation Table below. As our senior sales executive, Ms. Wright’s target commission opportunity was higher than the target incentive compensation opportunity of our other named executive officers due to the strong link between her job responsibilities and our sales quota achievement. This arrangement is consistent with the incentive compensation opportunities for the top sales executives at our peer group companies.

Long-Term Equity Compensation

We believe that strong, long-term corporate performance is achieved with a corporate culture that encourages a long-term focus by our named executive officers through the use of stock-based awards, the value of which depends on our stock performance. Prior to our initial public offering, our equity incentives were granted in the form of stock options that were subject to vesting over an extended period of time subject to continued service with us. In 2013, once we were a publicly-traded company, we stopped granting stock options to our employees, including our named executive officers and introduced RSUs into our employee and executive compensation program. This decision was based on our assessment of market conditions in hiring, the peer group data provided by our independent compensation consultant showing a shift to RSUs granted to executive officers in our peer group and our belief that RSUs offer a more predictable nature of value delivery to our named executive officers and to promote further alignment of the interests of our executive officers with the long-term interests of our stockholders. RSUs provide an important tool for us to retain our highly sought after named executive officers since the value of the awards is delivered to our named executive officers over a four year period subject to continued service with us. Going forward, we may utilize or introduce other forms of equity awards to our executive officers, including our named executive officers, to continue strong alignment of their interests with the interests of our stockholders.

Our Compensation Committee, in consultation with our Chief Executive Officer, determines the size and material terms of equity awards granted to our named executive officers, taking into account the role and responsibility of the named executive officer, our philosophy of more heavily weighting equity compensation over cash compensation, individual performance, competitive factors including competition for technology executives, peer group data, the size and value of long-term equity compensation already held by each executive officer and the vested percentage, the proportion between full value awards (i.e., RSUs) and stock options held by each named executive officer, the total target cash compensation opportunity for each named executive officer, and retention objectives.

In February 2015, our Compensation Committee, in consultation with Radford and our Chief Executive Officer, reviewed the equity compensation for our executive officers to assess the goals of such long-term equity compensation. As a result of that process and with those inputs, our Compensation Committee approved the RSU grants set forth in the table below, with the same 4-year vesting schedule that applies to all RSUs granted to employees in 2015. For more information relating to the vesting schedules of these RSU grants, see “—Grants of Plan-Based Awards for 2015 table below. We did not make any equity grant to our Chief Executive Officer in 2015 because our Chief Executive Officer elected to not receive further equity grants at this time. We believe that, at this stage in our growth, service-vested RSUs align the interests of our named executive officers with the long-term interests of our stockholders, and provides incentives to our named executive officers to continue to build and grow the company. Our Compensation Committee may consider adopting other forms of equity awards, including performance-based awards, in the future.

The chart below summarizes the RSU grants made to our named executive officers in 2015:

Named Executive Officer	2015 RSU Grants (Number of Shares)
Mr. Walker	34,320
Ms. Wright	24,514
Ms. Fink	14,709
Mr. Conder	12,748

Severance and Change in Control-Related Benefits

We entered into change in control severance agreements with each of our named executive officers to provide certain protections in the event of their termination of employment following a change in control of the Company. We believe that these protections serve our retention objectives by helping our named executive officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of the Company. The terms of these agreements were considered and approved by our Board prior to our initial public offering. For a summary of the material terms and conditions of these severance and change in control arrangements, see the section entitled “—Potential Payments Upon Termination Following a Change in Control.”

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in the same group insurance and employee benefit plans generally available to our other salaried employees in the United States. We provide employee benefits to all eligible employees in the United States, including our named executive officers, which the Compensation Committee believes are reasonable and consistent with our overall compensation objective to better enable us to attract and retain employees. These benefits include medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, and other plans and programs. In addition, under the terms of our 2013 Employee Stock Purchase Plan (also referred to as the 2013 ESPP), all of our named executive officers (with the exception of Mr. Chabot who owns shares of Class A and Class B common stock representing more than 5% of the total combined voting power of all classes of stock of the Company) have the opportunity to purchase shares under such plan on the same basis as other U.S. based employees. We also pay for our named executive officers’ and their spouses’ travel-related expenses and tax gross-ups associated with attendance at our annual sales achievement event. Our Company provides benefits for all employees working on non-permanent international assignments in jurisdictions other than their home country. Pursuant to these policies, in connection with Mr. Chabot’s temporary relocation to London, and Ms. Wright’s extended business travel to Singapore, we have provided standard expatriate benefits including a monthly housing allowance, tax equalization, and tax review and preparation services, as may be applicable to each assignment. At this time, we do not provide any other special plans or programs for our named executive officers. Employee benefits and perquisites are reviewed from time to time to ensure that benefit levels remain competitive for the company as a whole, including for our named executive officers. Other than as described above, we do not generally offer special or extraordinary perquisites.

Other Compensation Policies

Stock Trading Practices

We maintain an insider trading policy that, among other things, prohibits all of our employees and consultants, including our named executive officers and directors, from engaging in short sales, hedging of stock ownership positions and transactions involving derivative securities relating to our capital stock. Our insider trading policy also requires that all directors and employees that make up our senior management team, including our named executive officers, pre-clear with our legal department any proposed open market transactions. Further, all individuals subject to the insider trading policy are prohibited from trading during certain quarterly and certain special blackout periods. We have adopted Rule 10b5-1 trading plan guidelines that permit our directors and certain employees, including our named executive officers, to adopt Rule 10b5-1 trading plans or 10b5-1 plans. Under our 10b5-1 trading plan guidelines, 10b5-1 plans may only be adopted or modified during an open trading window under our insider trading policy and only when such individual does not otherwise possess material nonpublic information about the Company.

Stock Ownership and Compensation Recovery Policies

At this time, we have not adopted stock ownership guidelines with respect to the named executive officers or otherwise, in part due to the significant existing equity holdings of our named executive officers. We do not presently have a compensation recovery policy for our named executive officers or otherwise, but we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and adopt a compensation recovery policy to the extent required by law once the SEC adopts final regulations on the subject.

Tax and Accounting Treatment of Compensation

Deductibility of Executive Compensation

Generally, Section 162(m) of the Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and to certain other highly compensated officers. Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Code.

We have not previously taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation for our named executive officers. Further, under a certain Section 162(m) exception, certain compensation paid pursuant to a compensation plan in existence before the effective date of our initial public offering will not be subject to the $1 million limitation until the earliest of: (i) the expiration of the compensation plan, (ii) a material modification of the compensation plan (as determined under Section 162(m)), (iii) the issuance of all the employer stock and other compensation allocated under the compensation plan, and (iv) our 2017 Annual Meeting of Stockholders. In addition, “performance-based compensation” within the meaning of Section 162(m) is not subject to the deductibility limit imposed by Section 162(m) and approval of our Amended 2013 Plan by our stockholders at the Annual Meeting will permit our Compensation Committee to grant awards under our Amended 2013 Plan to our named executive officers that may qualify as “performance-based compensation.” Our Compensation Committee may also, in its judgment, authorize compensation payments that do not comply with an exemption from the deductibility limit when it believes that such payments are appropriate to attract and retain executive talent.

Taxation of “Parachute” Payments and Deferred Compensation

We did not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Code during 2015, and we have not agreed and are not otherwise obligated to provide any named executive officer with such a “gross-up” or other reimbursement. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet the requirements of Section 409A of the Code.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718) to account for the expense of our stock-based awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our named executive officers may never realize any value from their awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that a named executive officer is required to render service in exchange for the option or other award.

Compensation Risk Assessment

Our Compensation Committee has reviewed our compensation policies and believes that our policies do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. As part of its assessment, the Compensation Committee considered, among other factors, the allocation of compensation among base salary and short- and long-term compensation, our approach to establishing company-wide and individual financial, departmental and other performance targets, our bonus structure of payouts and the nature of our key performance metrics. We believe these practices encourage our employees to focus on sustained long-term company growth, which we believe will ultimately contribute to the creation of stockholder value.

Report of the Compensation Committee(1)

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Mr. Elliott Jurgensen, Jr.
Dr. Forest Baskett
Mr. Billy Bosworth

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2015 SUMMARY COMPENSATION TABLE

The following table presents summary information regarding the total compensation awarded to or earned by each of the named executive officers listed below during the years ended December 31, 2015, 2014, and 2013.

Name and Principal Position	Year	Salary ($)(1)		Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Christian Chabot Chief Executive Officer and Chairman	2015	375,000		—	—	155,901	(5)	530,901
	2014	375,000		—	—	153,355		528,355
	2013	300,000		319,000	—	30,718		649,718

Thomas Walker Chief Financial Officer	2015	300,000		3,428,568	150,000	5,550		3,884,118
	2014	300,000		1,981,026	180,000	30,760		2,491,786
	2013	275,000		319,000	127,500	36,641		758,141

Kelly Wright Executive Vice President, Sales	2015	1,087,526		2,448,949	—	17,627	(7)	3,554,102
	2014	583,617	(6)	1,700,065	—	30,962		2,314,644
	2013	533,115		—	—	31,111		564,226

Elissa Fink Chief Marketing Officer	2015	300,000		1,469,429	65,000	5,366		1,839,795
	2014	230,000		1,000,061	113,000	29,768		1,372,829
	2013	227,300		—	62,700	10,779		300,779

Keenan Conder Vice President, General Counsel and Corporate Secretary	2015	275,000		1,273,525	75,000	1,500		1,625,025
	2014	250,000		800,088	75,000	5,962		1,131,050
	2013	235,000		—	47,000	709		282,709

(1)	Amounts reported in the salary column for Ms. Wright include both base salary and sales commissions.
(2)

Amounts reported reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 and are not necessarily an indication of the actual economic value that will be realized by our named executive officers upon the vesting of the stock awards or the sale of the Class A common stock underlying such awards. The grant date fair value of each stock award is measured based on the closing price of our Class A common stock on the date of grant, unless there is no closing price on the date of grant, in which case it is based on the closing price on the trading day last preceding the date of grant.

(3)

Amounts reported in the non-equity incentive compensation plan column represent bonuses paid under our incentive bonus plan for non-sales employees for company-wide performance and tier 1 and tier 2 discretionary bonuses paid to our named executive officers (with the exception of Mr. Chabot who has elected to not participate). For more information about our executive officers’ incentive compensation, see “—Compensation Discussion and Analysis—Components of Named Executive Officer Compensation—Variable Cash Incentive Compensation” above.

(4)

Amounts reported in this column include (i) for each named executive officer, Tableau’s 401(k) company match of up to $1,500 and (ii) for Mr. Walker, Ms. Fink and Ms. Wright, spousal expenses and tax gross up payments related to the annual sales performance retreat.

(5)

Includes payments and reimbursements made to or, on behalf of, Mr. Chabot in connection with his temporary assignment to London, including reimbursements for temporary housing, a housing allowance, tax preparation payments, a tax gross-up payment and local UK tax equalization payments in the amount of $127,701.

(6)

Ms. Wright’s compensation for 2014 set forth in the table above reflects the correction of salary and commission amounts that were over-reported in the prior year. Commission amounts are reported in the table above within the applicable fiscal year in which such commissions were earned.

(7)

Includes reimbursement made to Ms. Wright of her family’s travel costs to accompany her on extended business travel to Singapore, in addition to payment of related lodging expenses for Ms. Wright’s family, for which there was no incremental cost to the Company.

GRANTS OF PLAN-BASED AWARDS FOR 2015

The following table sets forth information relating to grants of plan-based incentive awards to the named executive officers in 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Target ($)	Maximum ($)
Christian Chabot		—	—
Thomas Walker	N/A	30,000	275,000
	2/15/2015			34,320	3,428,568
Kelly Wright	N/A	—	—
	2/15/2015			24,514	2,448,949
Elissa Fink	N/A	30,000	130,000
	2/15/2015			14,709	1,469,429
Keenan Conder	N/A	27,500	125,000
	2/15/2015			12,748	1,273,525

(1)

These amounts represent the target and maximum payments for each named executive officer under our 2015 incentive bonus plan. There was no threshold amount under this program. The actual payments for these awards are included in the “Non-Equity Incentive Plan Compensation” column of the “2015 Summary Compensation Table” above. For more information about our incentive bonus plan, see “Compensation Discussion and Analysis—Components of Named Executive Officer Compensation—Variable Incentive Cash Compensation” above.

(2)

The shares subject to the award vest over four years, with 25% of the units vesting on the one-year anniversary of the vesting commencement date and the balance vesting in equal quarterly installments over the remaining 36 months, subject to continued service with us through each vesting date.

(3)

Stock awards consist only of RSUs and are shown at their aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The fair value of each RSU is measured based on the closing price of our Class A common stock on the date of grant, unless there is no closing price on the date of grant, in which case it is based on the closing price on the trading day last preceding the date of grant. For the grants made on February 15, 2015, the fair value was based on the closing price of our Class A common stock on February 13, 2015, the trading day last preceding the date of grant, which was $99.90 per share.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

The following table presents for each of our named executive officers information regarding outstanding options and RSUs held as of December 31, 2015.

	Option Awards Class B Common Stock						Stock Awards Class A Common Stock
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Christian Chabot	1/1/2012	626,483	13,329	(2)	7.17	2/28/2022
	11/15/2013						2,500	(3)	235,550
Thomas Walker	1/1/2012		2,084	(2)	7.17	2/28/2022
	12/7/2012	65,916	62,500	(2)	9.30	12/10/2022
	11/15/2013						2,500	(3)	235,550
	2/15/2014						20,229	(4)	1,905,976
	2/15/2015						34,320	(3)	3,233,630
Kelly Wright	11/19/2008	51,683	—	(2)	1.31	11/19/2018
	1/1/2010	12,983	—	(2)	1.50	2/24/2020
	1/1/2011	18,230	—	(2)	5.92	3/30/2021
	1/1/2012	36,875	2,084	(2)	7.17	2/28/2022
	12/7/2012	34,375	37,500	(2)	9.30	12/10/2022
	2/15/2014						17,360	(4)	1,635,659
	2/15/2015						24,514	(3)	2,309,709
Elissa Fink	1/1/2010	8,875	—	(2)	1.50	2/24/2020
	1/1/2011	13,750	—	(2)	5.92	3/30/2021
	1/1/2012	28,655	834	(2)	7.17	2/28/2022
	12/7/2012	43,750	18,750	(2)	9.30	12/10/2022
	2/15/2014						10,212	(4)	962,175
	2/15/2015						14,709	(3)	1,385,882
Keenan Conder	1/23/2012	63,834	3,021	(5)	7.17	2/28/2022
	12/7/2012	24,250	18,750	(5)	9.30	12/10/2022
	2/15/2014						8,170	(4)	769,777
	2/15/2015						12,748	(3)	1,201,117

(1)	Represents the market value of the unvested shares subject to the RSU based on the closing price of our Class A common stock on December 31, 2015, which was $94.22 per share.
(2)

The shares subject to the award vest over four years, with 1/48th of the shares vesting each month following the vesting commencement date, subject to continued service with us through each vesting date.

(3)

The shares subject to the award vest over four years, with 25% of the units vesting on the one-year anniversary of the vesting commencement date and the balance vesting in equal quarterly installments over the remaining 36 months, subject to continued service with us through each vesting date.

(4)

The shares subject to the award vest over four years, with 12.5% of the units vesting the quarter following the two-year anniversary of the vesting commencement date and the balance vesting in equal quarterly installments over the remaining 7 quarters, subject to continued service with us through each vesting date.

(5)

The shares subject to the award vest over four years, with 25% of the shares vesting on the one-year anniversary of the vesting commencement date and the balance vesting in equal monthly installments over the remaining 36 months, subject to continued service with us through each vesting date.

OPTION EXERCISES AND STOCK VESTED IN 2015

The following table provides information for each of the named executive officers on the number of shares of our common stock acquired upon the exercise of stock options and the vesting of RSUs, including the aggregate value realized upon exercise and vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Christian Chabot	—	—	1,250	128,439
Thomas Walker	330,000	30,290,256	1,250	128,439
Kelly Wright	104,644	9,714,681	—	—
Elissa Fink	—	—	—	—
Keenan Conder	28,750	2,623,015	—	—

(1)

These values assume that the fair market value of the Class B common stock underlying the options, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares.

(2)

The value realized on exercise is calculated as the product of (a) the number of shares for which the options were exercised and (b) the excess of the market price of our Class B common stock, assumed to be equal to our Class A common stock as described in footnote (1) above, on the date of exercise over the applicable exercise price per share of the options.

(3)

The value realized upon the vesting of an RSU is calculated as the product of (a) the number of shares of Class A common stock underlying the RSUs that vested and (b) the closing price of our Class A common stock on the vesting date.

EXECUTIVE OFFER LETTERS AND ARRANGEMENTS

Each of our named executive officers is an at-will employee. Offer letters with our named executive officers provide for one or more of the following: salary, annual bonus based on Company and individual performance or participation in an annual commission plan, equity-based awards, participation in our company-wide employee benefit plans, and in certain cases, additional perquisites. Each of our named executive officers has also executed our standard form of confidential information and invention assignment agreement. In addition, we have entered into change in control severance agreements with each of our named executive officers, the terms of which were approved by our Board. Any potential payments and benefits due upon a termination of employment or a change in control of us are further described below under “—Potential Payments Upon Termination Following a Change in Control.”

POTENTIAL PAYMENTS UPON TERMINATION FOLLOWING A CHANGE IN CONTROL

In February 2013, our Board approved a form of change in control severance agreement to be entered into with each of our executive officers and certain other employees, and in April 2013, we entered into these agreements with each of our named executive officers. The change in control severance agreements with each executive officer provides that if such officer is terminated for any reason other than cause, death or disability within 12 months after a change in control, or the officer voluntarily resigns for good reason within 12 months following a change in control, such officer would be entitled to receive the following severance benefits:

•	a lump sum payment equal to 12 months of such officer’s then-current base salary (6 months in the case of Mr. Conder);

•

reimbursement of COBRA premiums for such officer and his or her eligible dependents, if any, at the level in effect immediately prior to such officer’s termination of employment, for a period of up to 12 months (or up to 6 months in the case of Mr. Conder); and

•	100% acceleration of vesting of all then-unvested equity awards held by such officer.

Payment of any severance benefits is conditioned on the executive officer’s timely execution of a general release of claims in our favor.

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers. Payments and benefits are estimated assuming that the triggering event took place on December 31, 2015. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Name	Cash Severance ($)	Benefits ($)	Acceleration of Vesting of Equity Awards ($)(1)	Total ($)
Christian Chabot	375,000	19,511	1,395,839	1,790,350
Thomas Walker	300,000	21,943	10,864,069	11,186,012
Kelly Wright	287,500	21,943	7,311,280	7,620,723
Elissa Fink	300,000	21,943	4,012,906	4,334,849
Keenan Conder	137,500	10,971	3,826,122	3,974,593

(1)

For purposes of valuing accelerated vesting, the values indicated in the table are calculated, with respect to stock options, as the aggregate difference between the fair market value of a share of our common stock underlying the option on December 31, 2015 and the exercise price of the applicable option, multiplied by the number of unvested shares accelerated, and, with respect to RSUs, as the fair market value of a share of our common stock on December 31, 2015 multiplied by the number of unvested RSUs accelerated. The closing price of our Class A common stock on December 31, 2015 was $94.22 per share.

DIRECTOR COMPENSATION

The below table sets forth information regarding compensation earned by or paid to our non-employee directors during 2015. Neither Dr. Baskett nor our former director, Scott Sandell, received compensation for his service as a director in 2015 and, therefore, neither is included in this table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)		Total ($)

Elliott Jurgensen, Jr.	65,000	260,064	(3)	325,064
John McAdam(5)	75,000	260,064	(3)	335,064
Brooke Seawell	60,000	260,064	(3)	320,064
Billy Bosworth(6)	39,375	404,544	(4)	443,919

(1)

The amounts in the Stock Awards column reflect the aggregate grant date fair value of RSUs granted to directors in 2015 calculated in accordance with FASB ASC Topic 718. The grant date fair value of each of the annual RSUs granted to Messrs. Jurgensen, McAdam and Seawell on May 11, 2015 (the annual RSU grant following the 2015 Annual Meeting of Stockholders) and the initial RSU award granted to Mr. Bosworth upon his joining the Board on May 11, 2015, was $112.00.

(2)

The aggregate number of shares subject to outstanding RSU awards held by our non-employee directors listed in the table above as of December 31, 2015 was as follows: 1,161 RSUs for each of Messrs. Jurgensen, McAdam and Seawell; and 3,612 RSUs for Mr. Bosworth.

(3)

The shares subject to these awards vest quarterly over the year following the date of grant, subject to continued service with us through each vesting date, provided that upon a change in control, as defined in our 2013 Equity Incentive Plan, vesting will accelerate in full.

(4)

The shares subject to these awards vest at the rate of 25% on the one-year anniversary of the date of grant, and quarterly thereafter over the remaining three years, subject to the director’s continued service with us, provided that upon a change in control, as defined in our 2013 Equity Incentive Plan, vesting will accelerate in full.

(5)	Reflects a prorated portion of fees earned as our lead independent director, to which Mr. McAdam was appointed in May 2015.
(6)	Mr. Bosworth joined our Board of Directors in May 2015. The amounts shown in the Stock Awards column include the aggregate grant date fair value of his initial RSU upon joining the Board.

We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending Board and Board committee meetings. None of our employee directors receives additional compensation for his service on our Board. In addition, given the value of the investments made by certain of our non-employee directors or their affiliated funds, as well as the internal policies of certain of those funds, we do not currently provide certain non-employee directors who are affiliated with an institutional or venture investor of Tableau with compensation for their service on our Board.

Based on Radford’s review and assessment of director compensation, in January 2015, the Board approved an increase in cash and equity compensation for our Board of Directors as indicated in the table below.

In the fiscal year ended December 31, 2015, non-employee directors, other than Dr. Baskett and Mr. Sandell due to their affiliation with NEA, received the following cash compensation for Board and Board committee services, as applicable, paid on a quarterly basis in arrears:

Annual Retainer	2014	2015
Service on the Board of Directors	$35,000	$40,000
Lead Independent Director	—	$20,000
Audit Committee Chair	$20,000	$20,000
Audit Committee Member	$8,000	$10,000
Compensation Committee Chair	$12,300	$15,000
Compensation Committee Member	—	$7,500
Nominating & Governance Committee Chair	$7,300	$10,000
Nominating & Governance Committee Member	—	$5,000

Each non-employee director, other than Dr. Baskett and any new non-employee director appointed or elected to the Board in connection with an annual meeting, is also entitled to receive an annual RSU grant for shares of our Class A common stock, granted on the date of our annual meeting of stockholders to the directors elected (or re-elected) at the meeting (Annual RSUs). In January 2015, the Board approved an increase in the amount of Annual RSUs our non-employee directors are entitled to receive, from $175,000 to $225,000. The number of shares awarded under an Annual RSU is determined by dividing the dollar amount of the award by the 45-day trailing average closing sales price of our Class A common stock (through the last trading day preceding the grant date) and rounding up to the nearest whole share. Each Annual RSU vests quarterly over one year following the date of grant, subject to the director’s continued service with us through such anniversary, provided that upon a change in control, as defined in our 2013 Equity Incentive Plan, vesting will accelerate in full.

Each new non-employee director appointed or elected to the Board is also entitled to receive an initial RSU grant valued at $350,000 as of the date the person is appointed or elected to the Board (Initial RSU). The number of shares awarded under an Initial RSU is determined by dividing the dollar amount of the award by the 45-day trailing average closing sales price of our Class A common stock (through the last trading day preceding the grant date) and rounding up to the nearest whole share. Each Initial RSU vests at the rate of 25% on the one-year anniversary of the date of grant and quarterly thereafter over the remaining three years, subject to the director’s continued service with us, provided that upon a change in control, as defined in our 2013 Equity Incentive Plan, vesting will accelerate in full.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2015.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options and Rights(2) (#)	(b) Weighted Average Exercise Price of Outstanding Options and Rights(3) ($/Share)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(4) (#)
Equity Compensation Plans Approved By Stockholders(1)	11,359,848	8.92	9,682,417
Equity Compensation Plans Not Approved By Stockholders	—	—	—
Total	11,359,848	8.92	9,682,417

(1)	Includes securities issuable under our 2004 Plan, 2013 Plan and 2013 ESPP.
(2)

Consists of (i) options to purchase 171,959 shares of Class A common stock under our 2013 Plan and 5,781,812 shares of Class B common stock under our 2004 Plan, and (ii) 5,406,077 shares of our Class A common stock subject to RSUs under our 2013 Plan.

(3)	The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of RSUs, which have no exercise price.
(4)

Includes 6,361,749 and 3,320,668 shares of Class A common stock available for issuance under the 2013 Plan and 2013 ESPP, respectively. As of the date of our initial public offering, no further shares were available for issuance under the 2004 Plan. The number of shares reserved for issuance under the 2013 Plan automatically increases on January 1st each year, starting on January 1, 2014 and continuing through January 1, 2023, by the lesser of (a) 5% of the total number of shares of our capital stock outstanding on December 31st of the immediately preceding calendar year and (b) a number determined by our Board. The number of shares reserved for issuance under the 2013 ESPP automatically increases on January 1st each year, starting on January 1, 2014 and continuing through January 1, 2023, by the lesser of (a) 1% of the total number of shares of our capital stock outstanding on December 31st of the preceding calendar year, (b) 4,000,000 shares of Class A common stock or (c) a number determined by our Board. Pursuant to these provisions, an additional 3,660,223 and 732,044 shares of Class A common stock were added to the 2013 Plan and 2013 ESPP, respectively, effective January 1, 2016.

TRANSACTIONS WITH RELATED PERSONS

Please see Executive Compensation and Director Compensation for a description of compensation arrangements with our named executive officers and directors.

Investor Rights Agreement

In July 2012, we entered into an Amended and Restated Investor Rights Agreement with the holders of our outstanding preferred stock and certain holders of our outstanding Class B common stock, including entities with which certain of our directors are affiliated. As of December 31, 2015, the holders of approximately 2.0 million shares of our Class A and Class B common stock were entitled to rights with respect to the registration of their shares.

Conversion Agreements

We have entered into conversion agreements with each of our founders, Christian Chabot, Christopher Stolte and Patrick Hanrahan, pursuant to which each founder has agreed to effect conversion of his shares of Class B common stock into Class A common stock, effective automatically upon the termination of such founder’s continuous service for any reason whatsoever, subject only to approval of our Board. In the conversion agreements, continuous service is defined to mean that the founder’s service with us, whether as an employee, a member of our Board or a consultant, is not interrupted or terminated. A mere change in capacity from employee and member of our Board to that of a consultant would not result in a termination of continuous service as long as there is no interruption in service to us.

Indemnification Agreements

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with each of our current directors, officers and some of our employees. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $100,000 and such person would have a direct or indirect interest, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Tableau stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or the Company. Direct your written request to the Company to our Corporate Secretary at Tableau Software, Inc., 837 North 34th Street, Suite 200, Seattle, Washington 98103, or contact our Corporate Secretary at (206) 633-3400.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Keenan Conder

Vice President, General Counsel and Corporate Secretary

March 31, 2016

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC is available without charge upon written request to: Tableau Software, Inc., Attn: Corporate Secretary, 837 North 34th Street, Suite 200, Seattle, Washington 98103.

APPENDIX A

2013 EQUITY INCENTIVE PLAN, AS AMENDED

TABLEAU SOFTWARE, INC.

2013 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD: FEBRUARY 28, 2013

APPROVED BY THE STOCKHOLDERS: MARCH 8, 2013

EFFECTIVE DATE: MAY 16, 2013

AMENDED BY THE BOARD: JANUARY 28, 2016

AMENDMENT APPROVED BY THE STOCKHOLDERS: MAY [    ], 2016

1. GENERAL.

(a) Successor to and Continuation of Prior Plan.

(i) The Plan is the successor to and continuation of the Tableau Software, Inc. 2004 Equity Incentive Plan, as amended (the “Prior Plan”). From and after 12:01 a.m. Pacific time on the Effective Date, no additional stock awards will be granted under the Prior Plan. All stock awards granted under the Prior Plan remain subject to the terms of the Prior Plan. All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date are subject to the terms of this Plan.

(ii) Any shares that would otherwise remain available for future grants under the Prior Plan as of 12:01 a.m. Pacific Time on the Effective Date ceased to be available under the Prior Plan at such time. Instead, that number of shares of Common Stock equal to the number of shares of Class B common stock of the Company then available for future grants under the Prior Plan (the “Prior Plan’s Available Reserve”) was added to the Share Reserve (as further described in Section 3(a) below) and became immediately available for grants and issuance pursuant to Stock Awards under this Plan, up to the maximum number set forth in Section 3(a) below.

(iii) From and after 12:01 a.m. Pacific time on the Effective Date, a number of shares of Common Stock equal to the total number of shares of Class B common stock and Class A common stock subject to outstanding stock awards granted under the Prior Plan that (A) expire or terminate for any reason prior to exercise or settlement, (B) are forfeited because of the failure to meet a contingency or condition required to vest such shares or repurchased at the original issuance price, or (C) are otherwise reacquired or are withheld (or not issued) to satisfy a tax withholding obligation in connection with an award (the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares (up to the maximum number set forth in Section 3(a)), and become available for issuance pursuant to Stock Awards granted hereunder.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

(d) Purpose. This Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, adopting amendments relating to Incentive Stock Options and nonqualified deferred compensation under Section 409A of the Code and/or making the Plan or Awards granted under the Plan exempt from or compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including subsection (viii) below) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3 of Exchange Act or any successor rule.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the

Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion. A Participant’s rights under any Award will not be impaired by any such amendment unless the Company requests the consent of the affected Participant, and the Participant consents in writing. However, a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. In addition, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan and/or Award Agreements.

(x) To adopt such procedures and sub-plans as are necessary or appropriate (A) to permit or facilitate participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States or (B) allow Awards to qualify for special tax treatment in a foreign jurisdiction; provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction.

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefore of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash award and/or (6) award of other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided for in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value (as defined below).

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments and the “evergreen” provision in Section 3(a)(ii), the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 26,473,282 shares (the “Share Reserve”). The Share Reserve includes (A) the 6,046,317 shares that represented the Prior Plan’s Available Reserve on the Effective Date, and (B) the Returning Shares, if any, in an amount not to exceed 15,176,728 shares (if and when the Returning Shares ever become available for grant under this Plan).

(ii) The Share Reserve will automatically increase on January 1st of each year, for ten years, commencing on January 1 of the year following the year in which the IPO Date occurs, in an amount equal to 5% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. The Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a smaller number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(iii) For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under to the Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(iv) Shares may be issued under the terms of this Plan in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion of a Stock Award (i) expires or otherwise terminates without all of the shares covered by the Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that are available for issuance under the Plan. If any shares of Common Stock issued under a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued on the exercise of Incentive Stock Options will be 100,000,000 shares of Common Stock.

(d) Section 162(m) Limitations. Subject to Section 9(a) relating to Capitalization Adjustments, at such time as the Company is subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply.

(i) A maximum of 750,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date any such Stock Award is granted may be granted under the Plan as “qualified performance-based compensation” under Section 162(m) of the Code to any one Participant during any calendar year. Grants in excess of the foregoing annual limit of any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date any such Stock Award is granted will not satisfy the requirements for such “qualified performance-based compensation” unless such additional Stock Awards are separately approved by the Company’s stockholders in a manner that complies with the applicable requirements of Section 162(m) of the Code.

(ii) A maximum of 750,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii) A maximum of $750,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.

If a Performance Stock Award is in the form of an Option, it will count only against the Performance Stock Award limit. If a Performance Stock Award could (but is not required to) be paid out in cash, it will count only against the Performance Stock Award limit.

(e) Limitation on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed $915,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes). The Board may make exceptions to the applicable limit in this Section 3(e) for individual Non-Employee Directors in extraordinary circumstances (for example, to compensate such individual for interim service in the capacity of an officer of the Company), as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving Non-Employee Directors.

(f) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR (with respect to which the Participant is exercising the SAR on such date), over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by U.S. Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s applicable Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement, or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the applicable Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death, and (ii) the expiration of the term of such Option or SAR as set forth in the applicable Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service). If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least 6 months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the non-exempt Employee’s retirement (as such term may be defined in the non-exempt Employee’s applicable Award Agreement, in another agreement between the non-exempt Employee and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than 6 months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from such employee’s regular rate of pay, the provisions of this paragraph will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock

Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any

Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date 90 days after the commencement of the applicable Performance Period, and (B) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify in writing the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, including, but not limited to, Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (i) the issuance of the shares upon the exercise of a Stock Award or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local, foreign or other tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such other amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant, including proceeds from the sale of shares of Common Stock issued pursuant to a Stock Award; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code (to the extent applicable to a Participant). Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is 5 days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

In the absence of any affirmative determination by the Board at the time of a Corporate Transaction, each outstanding Stock Award will be assumed or an equivalent Stock Award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the Stock Award or to substitute an equivalent Stock Award, in which case such Stock Award will terminate upon the consummation of the transaction.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Awards may be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11. EFFECTIVE DATE OF PLAN; TIMING OF FIRST GRANT OR EXERCISE.

The Plan came into existence on the Adoption Date. However, no Award may be granted under the Plan prior to the IPO Date. In addition, no Stock Award may be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, may be granted) and no Performance Cash Award may be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the Adoption Date.

12. CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or any Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or any Affiliate or deliberate violation of a policy of the Company or any Affiliate; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company or any Affiliate; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company or any Affiliate; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company or any Affiliate. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company, any Affiliate or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in

Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(i) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the Class A common stock of the Company.

(l) “Company” means Tableau Software, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. If the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. In addition, if required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder). A leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(p) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(C)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s) “Effective Date” means the IPO Date.

(t) “Employee” means any person providing services as an employee of the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Entity” means a corporation, partnership, limited liability company or other entity.

(v) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “IPO Date” means the date of the underwriting agreement between the Company and the underwriters(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering (the “IPO”).

(aa) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

(bb) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of U.S. Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code

(jj) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ll) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(mm) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (1) profit before tax; (2) billings; (3) revenue; (4) net revenue; (5) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (6) operating income; (7) operating margin; (8) operating profit; (9) controllable operating profit, or net operating profit; (10) net profit; (11) gross margin; (12) operating expenses or operating expenses as a percentage of revenue; (13) net income; (14) earnings per share; (15) total stockholder return; (16) market share; (17) return on assets or net assets; (18) the Company’s stock price; (19) growth in stockholder value relative to a pre-determined index; (20) return on equity; (21) return on invested capital; (22) cash flow (including free cash flow or operating cash flows); (23) cash conversion cycle; (24) economic value added; (25) individual confidential business objectives; (26) contract awards or backlog; (27) overhead or other expense reduction; (28) credit rating; (29) strategic plan development and implementation; (30) succession plan development and implementation; (31) improvement in workforce diversity; (32) customer indicators; (33) new product invention or innovation; (34) attainment of research and development milestones; (35) improvements in productivity; and (36) bookings.

(nn) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the dilutive effects of acquisitions or joint ventures; (6) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (7) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (8) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (9) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (10) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles and (11) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(oo) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(pp) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(qq) “Plan” means this Tableau Software, Inc. 2013 Equity Incentive Plan.

(rr) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tt) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(vv) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(ww) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(yy) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.

(zz) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(bbb) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TABLEAU SOFTWARE, INC. 837 N 34TH STREET ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS SUITE 200 If you would like to reduce the costs incurred by our company in mailing proxy SEATTLE, WA 98103 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Christian Chabot 02) Christopher Stolte The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve, on an advisory basis, the compensation of Tableau’s named executive officers. 0 0 0 3. To approve Tableau’s 2013 Equity Incentive Plan, as amended. 0 0 0 4. To ratify the appointment of PricewaterhouseCoopers LLP as Tableau’s independent registered public accounting 0 0 0 firm for the fiscal year ending December 31, 2016. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Yes No Please indicate if you plan to attend this meeting 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000278150_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com TABLEAU SOFTWARE, INC. Annual Meeting of Stockholders May 12, 2016 11:00 AM This proxy is solicited by the Board of Directors This Proxy is solicited on behalf of the Board of Directors The undersigned stockholder of TABLEAU SOFTWARE, INC., hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated as of March 31, 2016 and the 2015 Annual Report to Stockholders and hereby appoints Keenan M. Conder as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2016 Annual Meeting of Stockholders of TABLEAU SOFTWARE, INC. to be held on May 12, 2016 at 11:00 a.m. local time, at the Lake Washington Rowing Club, 910 N. Northlake Way, Seattle, Washington 98103, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH OF CHRISTIAN CHABOT AND CHRISTOPHER STOLTE; “FOR” THE ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION; “FOR” THE APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN, AS AMENDED; AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016; AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. Continued and to be signed on reverse side 0000278150_2 R1.0.1.25